Exhibit 99(a)

Dealer Agreement

Dated 2 May 2007

in relation to the A$10,000,000,000 Australian Debt Issuance Programme of Wachovia Corporation (incorporated pursuant to the laws of North Carolina, in the United States of America) and Wachovia Bank, National Association (a National Banking Association organised pursuant to the laws of the United States of America).

Mallesons Stephen Jaques

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.mallesons.com

KMA:PJH:DMA

Dealer Agreement

Details		5

General terms		7

Part 1 The Programme		7

1	Interpretation	7

1.1	Definitions	7
1.2	References to certain general terms	14
1.3	References to principal	15
1.4	Number	16
1.5	Headings	16

2	The Programme	16

2.1	The Programme	16
2.2	Appointments of Arrangers and Dealers	16
2.3	Lead Manager	17
2.4	Types of Notes	17
2.5	Term of Programme	17
2.6	Currencies	17
2.7	Additional issuance	18

3	Conditions precedent	18

3.1	Conditions to first issue	18
3.2	Conditions to each issue	18
3.3	Benefit of conditions and waiver	20

Part 2 Issuance of STNs		20

4	Procedures for offer of STNs	20

4.1	Offer procedures	20
4.2	Other procedures	21
4.3	Procedures Memorandum	21

5	Form of STNs	21

5.1	Form of STNs	21
5.2	Description of STNs	22
5.3	Supplement	22

6	Competitive tender	22

6.1	Request for bids on a competitive basis	22
6.2	Form of request for bids	22
6.3	Submission of bids	23
6.4	Acceptance of bids	23
6.5	Withdrawal of bids	23
6.6	Notice of accepted bids	23
6.7	Partial acceptance of bids	23

7	Unsolicited requests or bids	23

7.1	Unsolicited bids	23
7.2	Contents of unsolicited bids	24
7.3	Acceptance of unsolicited bids	24
7.4	Unsolicited requests	24

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8	General provisions	24

8.1	Indicative rates	24
8.2	Notice to Registrar and Purchasing Dealers	25
8.3	Finalisation of issue	25
8.4	Binding agreement	25
8.5	Issuance information	25

Part 3 Issuance of MTNs		26

9	Procedures for offer and acceptance of MTNs	26

9.1	Issue of MTNs to Dealers	26
9.2	Preparation of Subscription Agreement	26
9.3	General procedures	26
9.4	Third party sales by the Issuers	26

10	Form of MTNs	27
10.1	Form of MTNs	27
10.2	Supplement	28
10.3	Description of MTNs	28

Part 4 Payment and issue of Notes		28

11	Payment and issue of Notes	28
11.1	Clearing Systems	28
11.2	Transactions through a Clearing System	28
11.3	Clearing System rules apply	29
11.4	Transactions not through a Clearing System	29

Part 5 Standard terms		29

12	Dealers’ acknowledgments and obligations	29

12.1	No disclosure document or prospectus	29
12.2	Dealers to observe applicable law	30
12.3	Selling restrictions	30
12.4	Change to selling restrictions	30
12.5	Purchasing Dealers to obtain authorisations	31
12.6	Dealer’s right to suspend or cancel	31
12.7	Extent and duration	31

13	Information Memorandum	32

13.1	Issuers to give copies of the Information Memorandum and other documents	32
13.2	Authority to distribute	32
13.3	Withdrawal of Information Memorandum	32
13.4	Authorised information	32
13.5	Secondary market distribution	33

14	Representations and warranties	33

14.1	Representations and warranties	33
14.2	Repetition of representations and warranties	38
14.3	Reliance	38

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15	Undertakings of the Issuers	38

15.1	Notification of material developments	38
15.2	The Programme Documents	39
15.3	Lawful compliance	39
15.4	Authorised representative	40
15.5	No other issues	40
15.6	Information on Noteholders’ meetings	40
15.7	Ratings	40
15.8	Preparation of Supplement	40
15.9	No registration under Securities Act	40
15.10	Listing	41

16	Fees	41

17	Costs and indemnities	41

17.1	Indemnity by Issuers	41
17.2	Settlement of claims	41
17.3	Allocation	42
17.4	Rights cumulative	42
17.5	Continuing operation	43
17.6	Fees, expenses and stamp duties	43
17.7	Payment of third party losses	45
17.8	No obligation to recover	45
17.9	Claims under indemnity	45
17.10	Currency conversion on judgment debt	45
17.11	GST gross up	46

Part 6 Dealers and Agents		46

18	Scope of relationship	46

18.1	Relationships	46
18.2	Dealers not acting as agent of an Issuer	46
18.3	Nature of obligations	46
18.4	Nature of obligations under Subscription Agreement	47

19	Dealer appointment and termination	47

19.1	Appointment of Dealers	47
19.2	When appointment of Dealer takes effect	47
19.3	Termination of appointment of Permanent Dealer	47
19.4	Resignation of Permanent Dealer	47
19.5	Obligations and rights of Dealers	47
19.6	Notice to Permanent Dealers	48

20	Calculation Agents	48

20.1	Appointment of Calculation Agent	48
20.2	Calculation Agency Agreements	48
20.3	Dealer as calculation agent	48

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Part 7 General		48

21	Dealing with interests	48

22	Programme Limit	48

22.1	Variation of Programme Limit	48
22.2	When variation takes effect	49
22.3	References to the varied Programme Limit	49
22.4	Determination of Programme Limit	49

23	Notices	49

23.1	Form - all communication	49
23.2	Form - communications sent by email	49
23.3	Delivery	49
23.4	When effective	50
23.5	Receipt - postal	50
23.6	Deemed receipt - fax	50
23.7	Deemed receipt - email	50
23.8	Deemed receipt - general	50
23.9	Waiver of notice period	50
23.10	Syndicated Issues	50

24	General	51

24.1	Application to Programme Documents	51
24.2	Prompt performance	51
24.3	Consents	51
24.4	Discretion in exercising rights	51
24.5	Partial exercising of rights	51
24.6	No liability for loss	51
24.7	Conflict of interest	51
24.8	Remedies cumulative	51
24.9	Indemnities	51
24.10	Rights and obligations are unaffected	52
24.11	Inconsistent law	52
24.12	Supervening legislation	52
24.13	Variation and waiver	52
24.14	Confidentiality	52
24.15	Counterparts	53
24.16	Governing law	53
24.17	Serving documents	53
24.18	Appointment of Process Agent	53

Schedule 1 - Dealers		54

Schedule 2 - Conditions precedent		56

Schedule 3 - Dealer Accession Letter		58

Schedule 4 - Form of STN Bid Request		60

Schedule 5 - Form of Confirmation of Acceptance		62

Schedule 6 - Form of Subscription Agreement		63

Schedule 7 - Form of Calculation Agency Agreement		70

Schedule 8 - Notice of variation of Programme Limit		76

Signing pages		78

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Details

Parties	Issuers, Arrangers and Dealers each as described below.

Issuer or Wachovia Corporation	Name	Wachovia Corporation

	Address	1 Wachovia Center 301 South College Street Charlotte North Carolina 28288-0013 United States of America

	Fax	+ 1 704 374 2250

	Telephone	+ 1 704 374 6565

	Attention	James F. Burr

Issuer or Wachovia Bank	Name	Wachovia Bank, National Association

	Address	1 Wachovia Center 301 South College Street Charlotte North Carolina 28288-0013 United States of America

	Fax	+ 1 704 374 2250

	Telephone	+ 1 704 374 6161

	Attention	James F. Burr

Arranger	Name	National Australia Bank Limited

	ABN	12 004 044 937

	Address	Level 26 255 George Street Sydney NSW 2000 Australia

	Fax	+ 61 2 9237 1660

	Telephone	+ 61 2 9237 1558

	Attention	Head of Capital Markets Origination

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Arranger	Name	Westpac Banking Corporation

	ABN	33 007 457 141

	Address	Westpac Place Level 19 275 Kent Street Sydney NSW 2000 Australia

	Fax	+61 2 8254 6937

	Telephone	+61 2 8253 4564

	Attention	Joint Head, Debt Securities & Syndicate

Dealers

The initial Permanent Dealers to the Programme and their details are set out in schedule 1 (“Dealers”).

New Dealers may be appointed, from time to time, by an Issuer for any Tranche of Notes or as a Permanent Dealer in accordance with clause 19 (“Dealer appointment and termination”).

Programme Limit	A$10,000,000,000 as varied by clause 22 (“Programme Limit”).

Date of agreement	2 May 2007

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Dealer Agreement

General terms

Part 1 The Programme

1	Interpretation

1.1	Definitions

These meanings apply unless the contrary intention appears:

Agency Agreement means:

(a)	an Australian Registry Services Agreement;

(b)	a New Zealand Registry Services Agreement; or

(c)	any other agency agreement entered into by an Issuer in relation to an issue of Notes.

Agent means:

(a)	in the case of an issue of Australian Domestic Notes, the Australian Registrar;

(b)	in the case of an issue of New Zealand Domestic Notes, the New Zealand Registrar;

(c)	the Calculation Agent; and

(d)	such other person appointed by an Issuer to act as an additional agent in relation to any Notes from time to time.

Arrangers means the persons so described in the Details.

Austraclear means Austraclear Limited (ABN 94 002 060 773).

Austraclear New Zealand System means the system operated by the Reserve Bank of New Zealand in New Zealand for holding securities and electronic recording and settling of transactions in those securities between members of that system.

Austraclear System means the system operated by Austraclear for holding securities and electronic recording and settling of transactions in those securities between members of the system.

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Australian Dollar Equivalent means on any day:

(a)	in relation to any Note denominated in Australian dollars, the principal amount of that Note; and

(b)	in relation to any Note denominated in any other currency, the amount in Australian dollars which would be required to purchase the principal amount of that Note as expressed in that other currency at the spot rate of exchange for the purchase of that other currency with Australian dollars quoted by the Calculation Agent or the Purchasing Dealer at or about 11.00am on that day.

Australian Domestic MTN means an MTN issued in the Australian domestic markets and specified as such in the applicable Supplement.

Australian Domestic Notes means Australian Domestic MTNs and Australian Domestic STNs.

Australian Domestic STN means an STN issued in the Australian domestic markets and specified as such in the applicable Supplement.

Australian Registrar means, in relation to Australian Domestic Notes, BTA Institutional Services Australia Limited (ABN 48 002 916 396) or such other person appointed by an Issuer pursuant to the Australian Registry Services Agreement to maintain a Register in relation to Australian Domestic Notes and perform such payment and other duties as specified in that agreement.

Australian Registry Services Agreement means:

(a)	the agreement entitled “Agency and Registry Services Agreement” between Wachovia Corporation and the Australian Registrar and dated on or about 2 May 2007; and

(b)	the agreement entitled “Agency and Registry Services Agreement” between Wachovia Bank and the Australian Registrar and dated on or about 2 May 2007,

each dated on or about the date of this agreement and entered into in relation to the Australian Domestic Notes.

Australian Stock Exchange means the stock exchange operated by ASX Limited (ABN 98 009 624 691).

Australian Tax Act means the Income Tax Assessment Act 1936 of Australia, and where applicable, the Income Tax Assessment Act 1997 of Australia.

Authorised Officer means:

(a)	in the case of the Arranger, a Dealer or a Lead Manager, a director or secretary of the Dealer or Lead Manager (as the case may be) or an officer of that party whose title contains the word “director”, “chief”, “head”, “president”, “manager” or “dealer”, or a person performing the functions of any of them, or any other person appointed by that party as an Authorised Officer for the purposes of the Programme Documents; and

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(b)	in the case of an Issuer, a person appointed by the Issuer as an Authorised Officer for the purposes of the Programme Documents whose specimen signature has been given to each Permanent Dealer.

Bank Bill Rate means, for an interest period:

(a)	in the case of Australian Domestic Notes, the average mid rate for Bills having a tenor closest to the relevant interest period as displayed on the “BBSW” page of the Reuters monitor system on the first day of that interest period; and

(b)	in the case of New Zealand Domestic Notes, the “FRA” Rate for Bills having a tenor closest to the relevant interest period as displayed on the “BKBM” page of the Reuters monitor system on the first day of that interest period.

However, if the average mid rate is not displayed by 10:30 am on that day (or, in the case of New Zealand Domestic Notes, as close as reasonably practicable to 10:45 am (New Zealand time) on that day), or if it is displayed but the Calculation Agent determines that there is an obvious error in that rate, Bank Bill Rate means the rate determined by the Calculation Agent in good faith at approximately 10:30 am on that day (or, in the case of New Zealand Domestic Notes, as close as reasonably practicable to 10:45 am (New Zealand time) on that day), having regard, to the extent possible, to the rates otherwise bid and offered for bills of that tenor at or around that time (including any displayed on the “BBSY”, “BBSW” or “BKBM” (as the case may be) page of the Reuters monitor system).

The rate must be expressed as a percentage rate per annum.

Bid Rate means:

(a)	the margin over Bank Bill Rate (or any other reference rate or option specified by an Issuer); or

(b)	the set yield (expressed as a per cent. per annum yield to maturity to two decimal places) nominated by an Issuer or a Dealer.

Business Day means a day on which banks are open for general banking business in Charlotte, North Carolina, and;

(a)	for Australian Domestic Notes, Sydney, Australia; and

(b)	for New Zealand Domestic Notes, Auckland and Wellington, New Zealand,

and in each (if any) Relevant Financial Centre specified in the Supplement (not being a Saturday, Sunday or public holiday in that place) and, if a Note is to be issued or paid on that day, a day on which each Clearing System for the relevant Note is operating.

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Calculation Agent means, in respect of a Series or Tranche, the applicable Registrar for that Series or Tranche or any other person specified in the applicable Supplement as the party responsible for calculating the interest rate and other amounts required to be calculated under the Conditions or specified in the applicable Supplement.

Clearing System means, in respect of a Tranche or Series:

(a)	the Austraclear System;

(b)	the Austraclear New Zealand System; or

(c)	any other clearing system specified in the applicable Supplement.

Conditions means:

(a)	in relation to STNs, the STN Conditions;

(b)	in relation to MTNs, the MTN Conditions; and

(c)	in relation to any other Note, such terms and conditions as may be specified in the applicable Supplement as applicable thereto.

Constituent Documents means, in respect of an Issuer, that Issuer’s constitutional documents.

Corporations Act means the Corporations Act 2001 of Australia.

Costs includes costs, charges and expenses, including those incurred in connection with advisers.

Dealer means each Dealer set out in schedule 1 (“Dealers”) and each New Dealer, other than a Dealer who has resigned or whose appointment has expired or been terminated under clause 19 (“Dealer appointment and termination”).

Dealer Accession Letter means a letter substantially in the form of schedule 3 (“Form of Dealer Accession Letter”), or another document approved by an Issuer or the Issuers (as the case may be) for the purpose of clause 19.3 (“When appointment of Dealer takes effect”).

Denomination means the notional face value of a Note.

Details means the section of this agreement headed “Details”.

Event of Default has the meaning given to it in the MTN Conditions.

Group means Wachovia Corporation and its Subsidiaries taken as a whole.

GST means a goods and services or similar tax imposed in Australia.

Holder means, in respect of a Note, the person whose name is entered in the Register as the holder of the Note or, where such Note is owned jointly by one or more persons, the persons whose names appear in a Register as the joint owners of that Note.

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Information Memorandum means any information memorandum (and any supplements to it) prepared on behalf of, and approved in writing by, the Issuers in connection with the issue of Notes and includes:

(a)	all documents incorporated by reference in it; and

(b)	any other information (including any applicable Supplement) approved by the Issuers from time to time.

Issue Date means, in relation to a Note and a Tranche, the date on which that Note is, or is to be, issued.

Issuer means, in respect of a Note, the issuer of that Note, being either Wachovia Corporation or Wachovia Bank and a reference to “Issuer” is a reference to each of them individually unless otherwise specified.

Lead Manager means, in relation to any Tranche, a Dealer who is specified in the applicable Supplement and related Subscription Agreement as the “Lead Manager” or a “Joint Lead Manager” for that Tranche. A reference to “Lead Manager” is a reference to the Lead Manager or the Joint Lead Managers of a Tranche (as the case may be).

Market Disaster means a change in national or international financial, political, legal, tax, regulatory or economic conditions or any calamity or emergency that, in the reasonable opinion of the Lead Manager or (if none) the relevant Purchasing Dealer has, or is reasonably likely to have, a material adverse effect on the offering, placement, distribution or sale of the Notes or cause substantial deterioration in the price or value of the Notes.

Material Adverse Effect means an adverse effect on the business, profits, financial position, results or operations of the Group.

Maturity Date means the date so specified in, or determined in accordance with, the applicable Supplement as the date for redemption of that Note.

MTN means a medium term debt obligation issued or to be issued by the Issuer under this agreement and which is constituted by, and owing under, the Note Deed Poll, the details of which are recorded in, and evidenced by, entry in a Register.

MTN Conditions means, in relation to an MTN, the terms and conditions applicable to that MTN set out in the Information Memorandum as supplemented, amended, modified or replaced by an applicable Supplement.

New Dealer means any financial institution appointed as a Dealer in accordance with clause 19.2 (“When appointment of Dealer takes effect”).

New Zealand Domestic MTN means an MTN issued in the New Zealand domestic markets and specified as such in the applicable Supplement.

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New Zealand Domestic Notes means New Zealand Domestic MTNs and New Zealand Domestic STNs.

New Zealand Domestic STN means an STN issued in the New Zealand domestic markets and specified as such in the applicable Supplement.

New Zealand Registrar means, in relation to New Zealand Domestic Notes, Computershare Investor Services Limited or such other person appointed by an Issuer pursuant to the New Zealand Registry Services Agreement to maintain a Register in relation to New Zealand Domestic Notes and perform such payment and other duties as specified in that agreement.

New Zealand Registry Services Agreement means:

(a)	the agreement entitled “Registrar and Paying Agency Agreement” between Wachovia Corporation and the New Zealand Registrar; and

(b)	the agreement entitled “Registrar and Paying Agency Agreement” between Wachovia Bank and the New Zealand Registrar,

each to be entered into by the relevant parties in relation to New Zealand Domestic Notes.

Note means an STN, an MTN or such other form of bond, note, security or debt instrument (including, without limitation, a dematerialised security) specified in any applicable Supplement as the case may be and “Notes” means all or any of them as the context requires.

Note Deed Poll means the deed poll so entitled dated 2 May 2007 and executed by the Issuers.

Permanent Dealer means a Dealer appointed in accordance with this agreement to act as a dealer to the Programme (other than a Dealer appointed only in relation to a Tranche of Notes).

Private Issue means an issue of MTNs as so described in clause 9.1 (“Issue of MTNs to Dealers”).

Procedures Memorandum means any memorandum setting out the procedures for the issue of Notes agreed by an Issuer, the Registrar and the Permanent Dealers from time to time.

Process Agent means Allens Arthur Robinson Corporate Pty Limited (ABN 50 001 314 512).

Programme means the uncommitted revolving programme for the issue of Notes as described in this agreement and the Information Memorandum.

Programme Documents means this agreement, the Note Deed Poll, the Information Memorandum, each Agency Agreement, each Supplement, each Subscription Agreement and any other document which an Issuer acknowledges in writing to be a Programme Document.

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Programme Limit means the amount set out as such in the Details as varied in accordance with clause 22 (“Programme Limit”).

Purchase Price, in respect of an issue of Notes, means the price payable by the Purchasing Dealer to an Issuer under the Subscription Agreement executed in respect of those Notes. This amount may, without limitation, be calculated by reference to the Reserve Bank of Australia “Tender Stock Method” formula and may include any accrued interest and take account of any agreed commission, concessions or other agreed deductibles.

Purchasing Dealer means the Dealer purchasing Notes in accordance with a Subscription Agreement entered into under this agreement.

Rating Agency means Standard & Poor’s Ratings Services, a division of the McGraw Hills Companies Inc.

Register means any register, including any branch register, of Notes established and maintained by or on behalf of an Issuer in which is entered the names and addresses of Holders whose Notes are carried on that register, the amount of Notes held by each Holder and the Tranche, Series and date of issue and transfer of those Notes, and any other particulars which an Issuer sees fit.

Registrar means:

(a)	for Australian Domestic Notes, the Australian Registrar;

(b)	for New Zealand Domestic Notes, the New Zealand Registrar; and

(c)	any other party appointed by an Issuer under an Agency Agreement to establish and maintain a Register on that Issuer’s behalf from time to time and expressed to be the registrar in respect of any Series or Tranche of Notes.

Related Entity has the meaning it has in the Corporations Act.

Relevant Financial Centre has the meaning given in the applicable Supplement.

Securities Act means the United States Securities Act of 1933.

Securities Exchange Act means the United States Securities Exchange Act of 1934.

Series means an issue of Notes made up of one or more Tranches all of which form a single Series and are issued on the same Conditions except that the Issue Date and the Interest Commencement Date (as specified in the applicable Supplement) may be different in respect of a different Tranche of a Series.

Specified Currency means any currency as may be agreed between an Issuer and the Purchasing Dealers that satisfies the requirements of clause 2.6 (“Currencies”) and, in relation to Notes, is specified in the applicable Supplement.

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STN means a short term debt obligation issued or to be issued by an Issuer under this agreement and which is constituted by, and owing under, the Note Deed Poll, the details of which are recorded in, and evidenced by, entry in a Register.

STN Conditions means, in relation to an STN, the terms and conditions set out in the Information Memorandum as supplemented, amended, modified or replaced by any applicable Supplement.

Subscription Agreement means any agreement (whether oral or in writing) between an Issuer and one or more Dealers for the issue by that Issuer, and the subscription and purchase by those Dealers, of any Notes and includes any agreement substantially in the form of schedule 6 (“Form of Subscription Agreement”).

Subsidiary means a corporation more than 50 per cent. of the outstanding voting stock of which is owned, directly or indirectly, by Wachovia Corporation or by one or more other Subsidiaries, or by Wachovia Corporation and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Supplement means, in respect of a Tranche of Notes, a pricing or other supplement in relation to such Notes which may be in the form, or substantially in the form, set out in the Information Memorandum.

Syndicated Issue means an issue of MTNs as so described in clause 9.1 (“Issue of MTNs to Dealers”).

Tenor of a Note means the number of days from and including its Issue Date to but excluding, its Maturity Date.

Tranche means an issue of Notes specified as such in the applicable Supplement issued on the same Issue Date and on the same Conditions.

1.2	References to certain general terms

Unless the contrary intention appears, in this agreement any reference to:

(a)	a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(c)	an agreement, representation or warranty by two or more persons binds them jointly and each of them individually, but an agreement, representation or warranty by a Dealer binds the Dealer, individually only;

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(d)	anything (including an amount) is a reference to the whole and each part of it;

(e)	a document (including this agreement) includes any variation or replacement of it;

(f)	law includes common law, principles of equity, and any law made by any parliament or other applicable governmental body (and a law made by a parliament or other applicable governmental body includes any regulation or other instrument under it, and any consolidation, amendment, re-enactment or replacement of it);

(g)	a directive includes a treaty, official directive, request, regulation, guideline or policy (whether or not having the force of law) with which responsible participants in the relevant market generally comply;

(h)	Australian dollars or A$ is a reference to the lawful currency of Australia;

(i)	New Zealand dollars or NZ$ is a reference to the lawful currency of New Zealand;

(j)	a time of day is a reference to Sydney time;

(k)	the word “person” includes an individual, a firm, a body corporate, an unincorporated association, a limited liability company, a joint-stock company or, a partnership, a joint venture, a trust (including a business trust), an authority or any other entity;

(l)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(m)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

(n)	a reference to an accounting term is to be interpreted in accordance with generally accepted principles in the United States applicable at the time.

1.3	References to principal

Unless the contrary intention appears, in this agreement:

(a)	any reference to “principal” is taken to include the Redemption Amount (as defined in the Conditions), any additional amounts in respect of principal which may be payable under the Conditions, any premium payable in respect of a Note and any other amount in the nature of principal payable in respect of the Notes under the Conditions;

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(b)	the principal amount of a Note issued at a discount is to be taken as at any time to equal the lesser of:

(i)	its Denomination; and

(ii)	if specified in the applicable Supplement, its Amortised Face Amount (as defined in the Conditions) at that time;

(c)	the principal amount of a Note which is to vary by reference to a schedule, formula or other market or financial measure (where such determination has been previously made in accordance with the Conditions) is to be taken as at any time to equal its varied amount;

(d)	the principal amount of a partly paid Note is to be taken to equal its paid up principal amount; and

(e)	the principal amount of an instalment Note at any time is to be taken to be its Denomination less the total instalments repaid to the extent that such instalments relate to a repayment of principal.

1.4	Number

The singular includes the plural and vice versa.

1.5	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

2	The Programme

2.1	The Programme

The Programme is an uncommitted debt issuance programme under which an Issuer may, from time to time, issue Notes to any one or more Dealers. Unless otherwise agreed with an Issuer, no Dealer is obliged to offer for sale, bid for or place any Notes. An Issuer is not obliged to issue any Notes under the Programme.

2.2	Appointments of Arrangers and Dealers

Each Issuer appoints each of the Arrangers to act as an arranger to the Programme and each Arranger accepts its appointment.

Each Issuer appoints each Dealer to act as a dealer to the Programme on the terms set out in this agreement and each Dealer accepts its appointment.

An Issuer may also appoint Dealers under clause 19 (“Dealer appointment and termination”).

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2.3	Lead Manager

An Issuer may appoint, in relation to any Tranche or Series of Notes, one or more Dealers as the Lead Manager of that Tranche or Series (as the case may be) and the details of the appointment must be specified in the applicable Supplement and Subscription Agreement.

2.4	Types of Notes

Notes issued under the Programme may be Notes which:

(a)	bear interest at a rate which is fixed, floating or calculated by reference to an index rate;

(b)	are issued at a discount or premium;

(c)	amortise by reference to a schedule or formula;

(d)	have principal or interest determined by reference to one or more values of currencies, commodities, interest rates, indices or other market or financial measure or formulae;

(e)	are issued on a subordinated or unsubordinated basis; or

(f)	have special conditions specified in the applicable Supplement.

2.5	Term of Programme

The Programme continues until the earlier of:

(a)	the date 30 days after the Issuers have given written notice of termination of the Programme to the Permanent Dealers; or

(b)	the date agreed in writing by the Issuers and the Permanent Dealers.

2.6	Currencies

The parties acknowledge that Notes issued under the Programme may be denominated in currencies other than Australian dollars or New Zealand dollars. Any agreement for the sale and purchase of a Note denominated in a currency other than Australian dollars or New Zealand dollars is conditional on:

(a)	it being lawful and in compliance with all requirements of any relevant central bank and any other relevant fiscal, monetary, regulatory or other authority, for Notes denominated in that currency to be issued, offered for sale and sold;

(b)	that other currency being freely transferable and freely convertible into Australian dollars or New Zealand dollars (as the case may be);

(c)	Notes denominated in that other currency being capable of being transacted through the relevant Clearing System; and

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(d)	any appropriate amendments which an Issuer, the relevant Purchasing Dealer or the relevant Calculation Agent require having been made to this agreement or any other Programme Document.

2.7	Additional issuance

Each Dealer acknowledges that:

(a)	nothing in the Programme Documents prohibits or restricts an Issuer, or any of its related entities from issuing debt instruments otherwise than under the Programme; and

(b)	an Issuer or any of its related entities may, from time to time, issue and sell those notes, bonds or other debt instruments to third parties who are not Dealers.

3	Conditions precedent

3.1	Conditions to first issue

Each Issuer agrees not to issue any Notes under the Programme until each of the Arrangers has received for itself and, on behalf of the Dealers, every item listed in schedule 2 (“Conditions precedent”) in form and substance reasonably satisfactory to the Arrangers. Any item required to be certified must be certified by any President, Chief Executive Officer and any Vice President or Treasurer of the relevant Issuer as being true and complete as at a date no earlier than the date of this agreement. The Arrangers agree to notify the Issuers as soon as practicable after they receive the final item.

3.2	Conditions to each issue

A Purchasing Dealer need not accept delivery of, or pay for, any Notes under this agreement unless, as at the proposed Issue Date:

(a)	there is an Information Memorandum in relation to those Notes that has not been withdrawn;

(b)	a Subscription Agreement is in place between the relevant Issuer and the Purchasing Dealer in respect of the relevant MTNs;

(c)	since the date of the Subscription Agreement in respect of the proposed issue of Notes, the rating of the Issuer or the Programme as of the date of the Subscription Agreement has not been downgraded and a Rating Agency has not issued a statement of negative outlook in relation to the Notes or placed the Issuer on “credit watch” with negative implications (or other similar publication of formal review by the relevant Rating Agency);

(d)	each Agency Agreement required for an Issuer to issue those Notes has been fully signed by the parties to it;

(e)	no Event of Default continues unremedied or would result from the issue or acceptance of those Notes;

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(f)	if Notes are to be listed on the Australian Stock Exchange or any other stock exchange, the Australian Stock Exchange or other stock exchange (as the case may be) has agreed, on or before the Issue Date, to list the Notes subject only to their issue or other conditions acceptable to the Purchasing Dealers;

(g)	there having been, as at the proposed Issue Date, no material adverse change or any development involving a prospective material adverse change from that set forth in the Information Memorandum as at the date of the Subscription Agreement in the consolidated condition (financial or otherwise), results of operations, prospects or business affairs of the relevant Issuer nor the occurrence of any event making untrue or incorrect any of the representations and warranties contained in clause 14 (“Representations and warranties”) or any additional representations and warranties of an Issuer that are set out in a Subscription Agreement;

(h)	there being no outstanding breach of any of the obligations of the relevant Issuer under this agreement, the Agency Agreement or any Notes which has not been expressly waived by the relevant Dealer on or prior to the proposed Issue Date;

(i)	subject to clause 22.1 (“Variation of Programme Limit”), the aggregate nominal amount (or, in the case of Notes denominated in a currency other than Australian Dollars, the Australian Dollar Equivalent of the Notes to be issued, when added to the aggregate nominal amount (or, in the case of Notes denominated in a currency other than Australian Dollars, the Australian Dollar Equivalent (as so determined) of the aggregate nominal amount) of all Notes outstanding on the proposed Issue Date (excluding for this purpose Notes due to be redeemed on the Issue Date) not exceeding A$10,000,000,000;

(j)	no meeting of the Holders of Notes (or any of them) having been duly convened but not yet held or, if held but adjourned, the adjourned meeting having not been held and the relevant Issuer not being aware of any circumstances which are likely to lead to the convening of such a meeting;

(k)	there being in full force and effect all governmental or regulatory resolutions, approvals or consents required for the relevant Issuer to issue the Notes on the proposed Issue Date and for the relevant Issuer to fulfil its obligations under the Notes and the relevant Issuer having delivered to the relevant Dealer certified copies of those resolutions, approvals or consents and, where applicable, certified English translations of them;

(l)	the form of the Supplement in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the relevant Issuer and the Purchasing Dealer and the relevant Issuer has delivered a signed copy of the applicable Supplement to the Purchasing Dealer; and

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(m)	any calculations or determinations which are required by the relevant Conditions to have been made prior to the Issue Date having been duly made;

(n)	the Purchasing Dealer has received any other approvals or documents specified as conditions precedent in the Subscription Agreement in form and substance satisfactory to it; and

(o)	in the opinion of the relevant Dealer (after consultation with the Issuer, if practicable):

(i)	there being:

(A)	no circumstances such as to prevent or to a material extent restrict payment for the Notes in the manner contemplated in this agreement; or

(B)	no circumstances such as to a material extent prevent or restrict settlement of transactions in the Notes in the market or otherwise; or

(ii)	there having been no change in national or international political, legal, tax, or regulatory conditions or any calamity or emergency, which has in its view caused a substantial deterioration in the price and/or value of the Notes, between the date of the Subscription Agreement and the Issue Date for the Notes.

In the event that any of the above is not satisfied, the relevant Dealer shall be entitled (but not bound) by notice to the relevant Issuer to be released and discharged from its obligations under this agreement.

3.3	Benefit of conditions and waiver

Each condition precedent in clause 3.2 (“Conditions to each issue”) is for the benefit of a Purchasing Dealer and may be waived by it (or the Lead Manager in the case of a Syndicated Issue) by notice in writing to the relevant Issuer. A waiver by a Purchasing Dealer does not affect any other Purchasing Dealer.

Part 2 Issuance of STNs

This Part 2 applies only to STNs.

4	Procedures for offer of STNs

4.1 Offer procedures

An Issuer may offer STNs to Dealers by:

(a)	requesting the Dealers to bid by competitive tender;

(b)	tap issuance following an unsolicited bid by a Dealer; or

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(c)	requesting the Dealers to bid at a rate set by that Issuer.

4.2	Other procedures

The Dealers dealing in STNs and an Issuer may from time to time agree procedures for the making of requests and bids, the timing of sales and settlements and any other matter in connection with the issue of any STNs by an Issuer.

4.3	Procedures Memorandum

Any procedures agreed for STNs will be set out in a Procedures Memorandum. Unless expressly provided otherwise, if there is any inconsistency between that memorandum and this agreement, this agreement prevails.

5	Form of STNs

5.1	Form of STNs

Each STN must:

(a)	be denominated in Australian dollars, New Zealand dollars or another Specified Currency;

(b)	be registered on a Register located in Sydney (or any other place that the relevant Issuer and the Registrar may agree);

(c)	be debt obligations of the Issuer which are constituted by, and owing under, the Note Deed Poll;

(d)	be issued in a Denomination of A$10,000 or NZ$10,000, or, if the STNs are issued in another Specified Currency, a Denomination specified in any applicable Supplement, provided that:

(i)	in the case of:

(A)	Australian Domestic STNs:

(aa)	the aggregate consideration payable to the Issuer is at least A$500,000; and

(ab)	the issue results from an offer or invitation for those Notes which does not require disclosure to investors under Part 6D.2 of the Corporations Act; or

(B)	in the case of New Zealand Domestic STNs:

(aa)	the aggregate consideration payable to the Issuer is not less than NZ$500,000 (disregarding any amount lent by the offeror, the Issuer or any associated person of the offeror or the Issuer); or

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(ab)	the New Zealand Domestic STNs are issued to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money within the meaning of the Securities Act 1978 of New Zealand; and

(ii)	the issue complies with all other applicable laws;

(e)	have a Tenor of no less than 1 day and no more than 364 days;

(f)	be subject to the Conditions relevant to it; and

(g)	have an Issue Date which is a Business Day.

5.2	Description of STNs

STNs of any Series may be described by any marketing name, including as “Debt Instruments”, “STNs”, “Instruments”, “Short Term Debt Instruments”, “Commercial Paper” or “CP”.

5.3	Supplement

A Supplement may provide for additional terms applying to, or varying the terms of, STNs of any Series. The Issuers agree not to issue any Supplement in respect of any Series of non-interest bearing STNs to be issued in Australia without the prior agreement of the Permanent Dealers.

To the extent the terms of any applicable Supplement are inconsistent with any Programme Document, the terms of that Programme Document are varied in accordance with the Supplement in relation to the STNs of the relevant Series.

6	Competitive tender

6.1	Request for bids on a competitive basis

An Issuer may at any time request bids for STNs by giving notice to each Dealer by telephone, fax or other electronic means no later than 11.00 am (or any other time as specified in the relevant Procedures Memorandum) on the proposed Issue Date.

6.2	Form of request for bids

Unless otherwise agreed between the Issuers and the Permanent Dealers, each request for bids by fax or other electronic means must be in, or substantially in, the form of schedule 4 (“Form of STN Bid Request”). Telephone bids must include substantially the same information set out in that schedule.

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6.3	Submission of bids

No Dealer is obliged to accept an invitation for competitive bids, but if it wants to do so, the Dealer must submit a bid to the relevant Issuer by telephone not later than the closing time specified in the request for bids. The bid must specify:

(a)	the aggregate maximum face value of the STNs which the Dealer is offering to purchase for each Tenor;

(b)	the Bid Rate for each Tenor (which must be on the basis specified by the relevant Issuer); and

(c)	the time that the bid will lapse and if no time is specified, then the bid will lapse 30 minutes after the closing time specified in the request for bids.

6.4	Acceptance of bids

An Issuer may, up to the aggregate face value specified in the request for bids given under clause 6.1 (“Requests for bids on a competitive basis”), accept bids received from the Dealers in whole or in part in any order.

6.5	Withdrawal of bids

If a Dealer wants to withdraw its bid it must inform the relevant Issuer by telephone before acceptance of the bid is advised by that Issuer to the Dealer . When a bid is withdrawn, the Dealer is not obliged to continue with that transaction and neither party has a claim against the other in respect of that withdrawal.

6.6	Notice of accepted bids

An Issuer may accept a bid made by a Dealer by notifying the Dealer by telephone within 30 minutes of the closing time specified in the request for bids.

If an Issuer has accepted a bid, it agrees to confirm its acceptance by sending a fax substantially in the form of schedule 5 (“Form of Confirmation of Acceptance”) by no later than 5.00pm on the day the bid is made.

6.7	Partial acceptance of bids

If an Issuer notifies a Dealer that it accepts the bid in part, the Dealer may, but is not obliged to, accept the counter offer of that Issuer. If a counter offer made by the relevant Issuer is accepted by the Dealer, the Dealer must purchase the relevant STNs in accordance with this agreement.

7	Unsolicited requests or bids

7.1	Unsolicited bids

(a)	A Dealer may at any time make an unsolicited bid to an Issuer for STNs.

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(b)	An Issuer may at any time make an unsolicited request for any Dealer to purchase STNs.

(c)	A Dealer may not make an unsolicited bid to an Issuer nor may an Issuer make an unsolicited request to a Dealer during any period when bids are being sought on a competitive basis by the Issuers.

7.2	Contents of unsolicited bids

Each unsolicited bid made by a Dealer, and each unsolicited request made by an Issuer, may be made by telephone and must specify:

(a)	the aggregate face value of the relevant STNs that the Dealer is offering to purchase, or that the relevant Issuer is requesting the Dealer to purchase;

(b)	the Tenor(s) of the relevant STNs;

(c)	the Bid Rate for each Tenor;

(d)	the proposed Issue Date, which must be a Business Day;

(e)	each Maturity Date, which is anticipated to be a Business Day; and

(f)	the time the bid or request will lapse and the time by which the fax confirmation is required. (If no time is specified, the bid or request will lapse within 15 minutes after the bid or request is received.)

7.3	Acceptance of unsolicited bids

An Issuer may accept an unsolicited bid made by a Dealer by notifying the Dealer by telephone within the time specified under clause 7.2(f) (“Contents of unsolicited bids”).

If an Issuer has accepted a bid, it agrees to confirm its acceptance by sending a fax substantially in the form of schedule 5 (“Form of Confirmation of Acceptance”) by no later than the relevant time specified under clause 7.2(f) (“Contents of unsolicited bids”).

7.4	Unsolicited requests

A Dealer may only accept an unsolicited request made by an Issuer in the manner and within the time specified by the relevant Issuer.

8	General provisions

8.1	Indicative rates

An Issuer may (but is not obliged to) from time to time notify the Dealers of the indicative rates at which it would be prepared to issue STNs. The Issuers are not obligated to accept any bid made at those indicative rates.

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8.2	Notice to Registrar and Purchasing Dealers

The relevant Issuer agrees:

(a)	at the earliest practicable time after acceptance on an Issue Date to notify the Registrar by telephone, fax or other electronic means of the aggregate face value of STNs to be issued by it and purchased by each Purchasing Dealer and the other details required by the relevant Agency Agreement; and

(b)	by 12.30 pm on an Issue Date, to notify each Purchasing Dealer by telephone or in writing of the aggregate face value and range of Bid Rates accepted by that Issuer on that day (other than unsolicited bids by a Dealer).

8.3	Finalisation of issue

Except as otherwise agreed by the Purchasing Dealer, any agreement for the issue of STNs on the Issue Date must be made on a real time gross settlement basis.

8.4	Binding agreement

Acceptance of a bid by telephone or fax by an Issuer binds that Issuer to issue, and the Dealer to purchase, the relevant STNs subject to the terms of this agreement. Each Issuer agrees to confirm any telephone acceptance by fax. Each Issuer is bound by any telephone acceptance even if that Issuer does not give confirmation by fax.

8.5	Issuance information

Each Issuer agrees to provide to each Dealer dealing in STNs who is a Permanent Dealer (following a request by that Dealer) on or about the first day of each month details of:

(a)	the aggregate face amount of STNs outstanding on that day excluding STNs maturing on that day;

(b)	the aggregate face amount of STNs issued to the Dealers dealing in STNs in the previous month just completed; and

(c)	the aggregate face amount of short term debt obligations in registered form issued by the Issuers in Australia otherwise than under the Programme in the previous month just completed.

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Part 3 Issuance of MTNs

This Part 3 applies only to MTNs.

9	Procedures for offer and acceptance of MTNs

9.1	Issue of MTNs to Dealers

An Issuer may from time to time agree with one or more Dealers to issue a Tranche of MTNs by way of private placement with one or more Dealers (“Private Issue”) or as a syndicated issue with one or more Dealers under which one or more of them are appointed as a Lead Manager (“Syndicated Issue”), at the prices and on terms agreed between that Issuer and relevant Dealer.

9.2	Preparation of Subscription Agreement

Unless otherwise agreed, an Issuer (or a Lead Manager or a Purchasing Dealer at the request of an Issuer) agrees to ensure that a Subscription Agreement and Supplement is prepared and entered into in respect of each proposed issue. No Dealer is under any obligation to enter into a Subscription Agreement.

9.3	General procedures

An Issuer and one or more Dealers may from time to time agree:

(a)	procedures for the making of requests and bids, the timing of sales and settlements and any other matter in connection with an issue of any MTNs by that Issuer; and

(b)	a form of a Procedures Memorandum for the issue of MTNs by that Issuer under this agreement. Unless expressly provided otherwise in the Procedures Memorandum, if there is any inconsistency between that Procedures Memorandum and this agreement, this agreement prevails.

9.4	Third party sales by the Issuers

Despite clause 9.1 (“Issue of MTNs to Dealers”), the Dealers acknowledge that an Issuer may, from time to time, issue and sell MTNs to third parties who are not Dealers. If an Issuer does this, it agrees that it will ensure that those third party purchasers agree to comply with all selling restrictions set out in the Information Memorandum.

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10	Form of MTNs

10.1	Form of MTNs

Each MTN must:

(a)	be denominated in Australian dollars, New Zealand dollars or another Specified Currency;

(b)	be registered on a Register located in Sydney (or any other place agreed between the relevant Issuer and the Registrar);

(c)	be debt obligations of the Issuers which are constituted by, and owing under, the Note Deed Poll;

(d)	be subject to the Conditions relevant to it;

(e)	have an Issue Date which is a Business Day; and

(f)	be issued on a subordinated or unsubordinated basis; and

(g)	be issued in a Denomination of A$10,000, NZ$10,000 or, if the MTNs are issued in another Specified Currency, a Denomination specified in any applicable Supplement, provided that:

(i)	in the case of:

(A)	Australian Domestic MTNs:

(aa)	the aggregate consideration payable to the Issuer is at least A$500,000; and

(ab)	the issue results from an offer or invitation for those Notes which does not require disclosure to investors under Part 6D.2 of the Corporations Act; or

(B)	in the case of New Zealand Domestic MTNs:

(aa)	the aggregate consideration payable to the Issuer is not less than NZ$500,000 (disregarding any amount lent by the offeror, the Issuer or any associated person of the offeror or the Issuer); or

(ab)	the New Zealand Domestic MTNs are issued to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money within the meaning of the Securities Act 1978 of New Zealand; and

(ii)	the issue complies with all other applicable laws.

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10.2	Supplement

A Supplement may provide for additional terms applying to, or varying the terms of, MTNs of any Series.

To the extent the terms of the Supplement are inconsistent with any Programme Document, the terms of that Programme Documents are varied in accordance with the Supplement in respect of those MTNs.

10.3	Description of MTNs

MTNs of any Series may be described as “Fixed Rate MTNs”, “Floating Rate MTNs”, “Zero Coupon MTNs”, “Structured MTNs”, or by another marketing name specified in the applicable Supplement.

Part 4 Payment and issue of Notes

This Part 4 applies to all Notes.

11	Payment and issue of Notes

11.1	Clearing Systems

Each issue of Notes may be transacted either:

(a)	through a Clearing System;

(b)	outside any Clearing System; or

(c)	by a combination of (a) and (b).

11.2	Transactions through a Clearing System

If transactions in respect of the Notes are to be made through a Clearing System, on the Issue Date for the Notes:

(a)	the relevant Issuer agrees to:

(i)	procure the issue of the Notes and their registration in the name of the operator of the Clearing System (or as otherwise directed by the operator) as agreed with the Purchasing Dealer in accordance with the relevant allocations agreed in the Subscription Agreement (in the case of MTNs), or the confirmation of acceptance (in the case of STNs); and

(ii)	lodge the Notes, or arrange for the Notes to be lodged in the relevant Clearing System and request that those Notes be transferred to the account of each Purchasing Dealer (or any other account as directed by that Purchasing Dealer) against payment of the relevant portion of the Purchase Price; and

(b)	each Purchasing Dealer agrees to pay the Purchase Price for the relevant Notes to be purchased by it:

(i)	in the case of Notes to be lodged in the Austraclear System, by effecting settlement through the Austraclear System on the Issue Date for those Notes;

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(ii)	in the case of Notes lodged in another Clearing System, by transferring funds to the relevant account of a paying agent with that Clearing System or its nominee for value on the Issue Date for those Notes; or

(iii)	in any other manner agreed between the relevant Issuer and that Purchasing Dealer.

11.3	Clearing System rules apply

Transactions between an Issuer and Purchasing Dealer relating to Notes lodged in a Clearing System are subject to the rules and regulations of that Clearing System.

11.4	Transactions not through a Clearing System

If transactions in respect of a Note are not to be transacted through a Clearing System, then on the Issue Date for the Note:

(a)	the relevant Issuer agrees to procure the issue of and the registration of the Notes in the name of the Purchasing Dealers (or as otherwise directed by the Purchasing Dealers) for their respective allocations against payment of the Purchase Price;

(b)	each Purchasing Dealer agrees to pay the Purchase Price for the Notes to be purchased by it in immediately available funds in the manner agreed between the relevant Issuer and the Purchasing Dealer; and

(c)	as soon as possible after it receives payment under paragraph (b), the relevant Issuer agrees to, issue or procure the issue to the Purchasing Dealer of so many numbers of marked transfer and acceptance forms for the Notes purchased by the Purchasing Dealer on that date as the Purchasing Dealer reasonably requests.

Part 5 Standard terms

12	Dealers’ acknowledgments and obligations

12.1	No disclosure document or prospectus

Unless specified in the applicable Supplement, each Dealer acknowledges that:

(a)	no prospectus or other disclosure document in relation to the Notes or the Programme has been lodged with the Australian Securities and Investments Commission or any other authority; and

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(b)	no action has been taken, or will be taken, in any jurisdiction which would permit a public offering of the Notes, or possession or distribution of the Information Memorandum or any other offering material in relation to Notes (including, in the case of New Zealand Domestic Notes, information or other material that may constitute an advertisement as that term is defined in the Securities Act 1978 of New Zealand), in any jurisdiction where action for that purpose is required.

12.2	Dealers to observe applicable law

Each Dealer agrees to comply with any applicable law or directive in any jurisdiction in which it may subscribe for, offer, sell or transfer Notes. In the event that the offer or sale of the Notes by a Dealer in a jurisdiction requires any action on the part of an Issuer in or with respect to such jurisdiction, such Dealer agrees that it will inform the relevant Issuer that the Issuer is required to take such action prior to the time such action is required to be taken.

12.3	Selling restrictions

Each Dealer agrees that it will not directly or indirectly subscribe for, offer, sell or transfer Notes, or distribute any Information Memorandum or other offering material in relation to the Notes, in any jurisdiction except in accordance with:

(a)	this agreement;

(b)	the selling restrictions set out in the Information Memorandum and any additional restrictions which are set out in the applicable Subscription Agreement or the applicable Supplement; and

(c)	any applicable law or directive of that jurisdiction.

12.4	Change to selling restrictions

The Issuers may change the selling restrictions set out in the Information Memorandum, including following a change in any law or directive or in its interpretation or administration by an authority or the introduction of a new law or directive.

The Issuers agrees to consult with the Dealers before changing those restrictions. Any change must be:

(a)	limited to matters required to ensure that subscriptions for, offers, sales or transfers of Notes, or the distribution of any Information Memorandum or other offering material in relation to the Notes or to comply with any applicable law or directive of the relevant jurisdiction; and

(b)	notified in writing to the Dealers as soon as practical and set out in the Information Memorandum or relevant Supplement.

If a Dealer has agreed to purchase Notes in accordance with this agreement, an Issuer may not change the selling restrictions set out in the Information Memorandum until after those Notes have been issued unless that Dealer otherwise consents.

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12.5	Purchasing Dealers to obtain authorisations

Each Purchasing Dealer agrees to obtain and maintain, all authorisations (including an Australian financial services licence) required by it for the subscription, offer, sale or transfer by it of Notes under any applicable law or directive in any jurisdiction to which it is subject or in which it subscribes for, offers, sells or transfers Notes. Neither Issuer nor any Lead Manager or the Arrangers have any responsibility for obtaining those authorisations.

12.6	Dealer’s right to suspend or cancel

This clause 12.6 applies if:

(a)	a change in a law or directive; or

(b)	a change in the interpretation or administration of a law or directive by an authority; or

(c)	a law or directive,

applying for the first time after the date of this agreement, makes it (or will make it) illegal or impossible in practice for a Dealer to comply with any of its obligations under this agreement. In these circumstances, the Dealer, by giving a written notice to the Issuers, may suspend or cancel some or all of the Dealer’s obligations under this agreement as indicated in the notice, which notice shall also set out in detail the reasoning for such suspension.

If such suspension or cancellation relates to the Dealer’s obligation to pay for Notes that have been sold but not yet issued, the Issuer’s obligation to deliver the Notes shall similarly be suspended or cancelled.

12.7	Extent and duration

The suspension or cancellation referred to in clause 12.6 (“Dealer’s right to suspend or cancel”):

(a)	must apply only to the extent necessary to avoid the illegality or impossibility; and

(b)	in the case of suspension, may continue only for so long as the illegality or impossibility continues.

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13	Information Memorandum

13.1	Issuers to give copies of the Information Memorandum and other documents

The Issuers agree to give to each Dealer copies of:

(a)	the Information Memorandum and each other supplement, amendment, or replacement of it;

(b)	the documents from time to time incorporated by reference in it; and

(c)	each Supplement relating to the Notes in respect of which a Dealer is a Purchasing Dealer,

in each case in such number as may from time to time reasonably be requested by each Dealer.

13.2	Authority to distribute

Subject to clause 12 (“Dealers’ acknowledgements and obligations”), each Issuer authorises each of the Dealers to give to actual and potential purchasers of the Notes copies of the Information Memorandum and the other documents referred to in clause 13.1 (“Issuers to give copies of the Information Memorandum and other documents”) in accordance with the conditions contained in the Information Memorandum.

The Issuers may from time to time update the Information Memorandum and each Dealer agrees to only use the most recent Information Memorandum except as otherwise permitted under clause 13.5 (“Secondary market distribution”).

13.3	Withdrawal of Information Memorandum

If an Issuer becomes aware of anything which renders anything contained in the Information Memorandum inaccurate, incomplete, misleading or deceptive, or likely to mislead or deceive, in any material respect, it agrees to notify the Dealers promptly and either:

(a)	advise the Dealers that the Information Memorandum is to be withdrawn; or

(b)	ensure that a new Information Memorandum (or a supplement to the existing Information Memorandum) is prepared and made available to the Dealers.

Subject to clause 13.5 (“Secondary market distribution”), the Dealers must not distribute any Information Memorandum which has been withdrawn under this clause.

13.4	Authorised information

Neither Issuer has authorised the Dealers to give any information or make any representation in connection with the Notes, the Programme or the

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financial condition or affairs of an Issuer which is not contained in, consistent with or otherwise incorporated by reference in the most recent Information Memorandum or a Supplement.

However, this does not prevent a Dealer giving actual or potential purchasers of Notes:

(a)	copies of written confirmation of ratings made by any Rating Agency in relation to an Issuer, the Notes or the Programme which have not been notified to that Dealer by an Issuer as being withdrawn or out of date and in accordance with any requirements from the Rating Agencies;

(b)	any other information or representation approved from time to time by an Issuer in writing and which has not been notified to that Dealer by an Issuer as being withdrawn or out of date;

(c)	any information which is in the public domain; and

(d)	research papers prepared by the relevant Dealer or its related entities in the ordinary course of its business.

Each Dealer agrees not to, and to direct its attorneys, officers, employees, contractors and agents not to, imply that any research paper or other information or representation in connection with the Notes, the Programme or the financial condition or affairs of an Issuer has been approved by an Issuer unless that information is contained in, or consistent with, or otherwise incorporated by reference in the most recent Information Memorandum or Supplement or is of a type described in paragraph (a) or (b).

13.5	Secondary market distribution

For the purpose of facilitating a secondary market in Notes issued before the most recent Information Memorandum, the Dealers may distribute a copy of the Information Memorandum in force at the date of issue of those Notes to existing holders, and potential purchasers, of those Notes. The Dealers agree that they may only do this if they expressly notify in writing those persons that the Information Memorandum is provided only for the purpose of giving information in relation to the Conditions of those Notes.

14	Representations and warranties

14.1	Representations and warranties

As at the date of this agreement, each Issuer represents, warrants and undertakes to the Dealers and each of them as follows, as to itself:

(a)	that:

(i)	the most recently published audited consolidated financial statements of Wachovia Corporation (the “audited accounts”); and

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(ii)	the most recently published unaudited interim consolidated financial statements of Wachovia Corporation,

were in each case prepared in accordance with the requirements of generally accepted accounting principles in the United States and that they present fairly in all material respects (i) the consolidated financial condition of Wachovia Corporation as at the date to which they were prepared (the “relevant date”) and (ii) the consolidated results of operations of Wachovia Corporation for the financial period ended on the relevant date and that there has been no material adverse change or any development involving a prospective material adverse change in the consolidated condition (financial or otherwise), results of operations, prospects or business affairs of Wachovia Corporation since the date of the last filed accounts except as disclosed in the Information Memorandum;

(b)	that most recently published “Consolidated Report of the Condition and Income for a Bank with Domestic and Foreign Offices” of Wachovia Bank was prepared in accordance with the regulatory instructions issued by the Federal Financial Institutions Examinations Council and that it presents fairly in all material respects (i) the financial condition of Wachovia Bank as at the date to which it was prepared (the “relevant date”) and (ii) the results of operations of Wachovia Bank for the financial period ended on the relevant date and that there has been no material adverse change or any development involving a prospective material adverse change in the consolidated condition (financial or otherwise), results of operations, prospects or business affairs of Wachovia Bank since the date of the last filed accounts except as disclosed in the Information Memorandum;

(c)	that (i) the Information Memorandum contains all material information with respect to such Issuer and the Notes to be issued under this Agreement, (ii) the Information Memorandum does not contain an untrue statement of material fact or omit to state a material fact that is necessary in order to make the statements made in the Information Memorandum, in the light of the circumstances under which they were made, not misleading or deceptive, or likely to mislead or deceive and there is no other fact or matter omitted from the Information Memorandum which was or is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of each Issuer and of the rights attaching to the Notes to be issued under this agreement, (iii) the description of such Issuer set out in the Information Memorandum is not misleading, inaccurate or inconsistent when read with other parts of the Information Memorandum (iv) all reasonable enquiries have been made to ascertain such facts and to verify the accuracy of all such statements;

(d)	that such Issuer has been duly organised and is validly existing in good standing under the law of its jurisdiction of organisation with full power and authority to own, lease and operate its properties and conduct its business as described in the Information Memorandum and to execute and perform its obligations under the Programme Documents to which it is a party;

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(e)	that such Issuer (i) has all licences, permits, authorisations, consents and approvals, certificates, registrations and orders (“Licences”) and has made all necessary declarations and filings with all government agencies that are necessary to own or lease its properties and conduct its businesses as described in the Information Memorandum and (ii) is conducting its business and operations in compliance with all applicable laws, regulations and guidelines except in the case of (i) and (ii) as is not material in the context of the Programme and/or the issue and offering of Notes under the Programme;

(f)	that the issue of Notes and the execution and delivery of the Agreements by each Issuer have been duly authorised by the relevant Issuer and, in the case of Notes, upon issue and delivery in accordance with the Programme Documents, will constitute, and, in the case of the Programme Documents constitute, legal, valid and binding obligations of the relevant Issuer enforceable in accordance with their respective terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

(g)	that the execution and delivery of the Programme Documents, the issue and, assuming compliance by the Dealers with their obligations hereunder, offering of Notes and the performance of the terms of any Notes and the Programme Documents will not infringe any law, regulation, order, rule, decree or statute applicable to such Issuer or to which its property may be subject and are not contrary to the provisions of the constitutional documents of such Issuer and will not result in any breach of the terms of, or constitute a default under, any instrument, agreement to which either Issuer is a party or by which either Issuer or its property is bound;

(h)	that no Event of Default or event which with the giving of notice or lapse of time would constitute an Event of Default is subsisting in relation to any outstanding Note;

(i)

that such Issuer (i) is not in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound and no event has occurred which with the giving of notice or lapse of time would constitute a default under any such instrument, agreement or order which would be material in the context of the Programme and/or the issue and offering of Notes under the Programme; (ii) is not engaged (whether as defendant or otherwise) in, nor has such Issuer knowledge of the existence of, or any threat of, any legal, arbitration, administrative, governmental or other proceedings the result of which might relate to claims or amounts which would reasonably be expected to be material in the context of the Programme and/or the issue and offering of Notes under the Programme or which would have or have had a material adverse effect on the consolidated financial condition, results of operations, profitability or business of either Issuer and (iii) has not taken any action nor, to the best of its knowledge or belief

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having made all reasonable enquiries, have any steps been taken or legal proceedings commenced for the winding up or dissolution of such Issuer;

(j)	that (i) all required consents, approvals, authorisations, orders, filings, registrations or qualifications of or with any court or governmental authority have been given, fulfilled or obtained and (ii) no other action or thing (including, without limitation, the payment of any stamp or other similar tax or duty) is required to be taken, fulfilled or done, by either Issuer for or in connection with (a) the execution, issue and, assuming compliance by the Dealers with their obligations hereunder, offering of Notes under the Programme and compliance by each Issuer with the terms of any Notes issued under the Programme or (b) the execution and delivery of, and compliance with the terms of, the Agreements;

(k)	that Wachovia Corporation and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorisations; (ii) transactions are recorded as necessary to (A) permit preparation of financial statements in conformity with accounting rules and standards generally applicable in its jurisdiction of organisation and (B) maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorisation; and (iv) such Issuer and its consolidated Subsidiaries (if any) has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of such Issuer’s consolidated financial statements in accordance with accounting rules and standards generally applicable in the United States;

(l)	that neither such Issuer nor any of its respective Subsidiaries nor, to the knowledge of such Issuer, any director, officer, agent, employee or affiliate of either Issuer or any of their respective Subsidiaries are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”);

(m)	that neither such Issuer nor any of their respective Subsidiaries, nor to such Issuer’s knowledge (having made all reasonable enquiries) any director, officer, agent, employee or other person associated with or acting on behalf of either Issuer or any of their respective Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA;

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(n)	the operations of such Issuer and its Subsidiaries are and have been conducted at all times in compliance with money laundering statutes in the United States of America and of all jurisdictions in which each Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either Issuer or any of their respective Subsidiaries with respect to Money Laundering Laws is pending and, to the best of each Issuer’s knowledge, no such actions, suits or proceedings are threatened or contemplated;

(o)	that (i) except as described in the Information Memorandum all payments of principal, interest and other amounts in respect of the Notes made to holders of the Notes who are non-residents of the United States of America or any political subdivision thereof will be made without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of the United States of America or any political subdivision or any authority thereof or therein having the power to tax and (ii) no stamp or other duty or similar tax is assessable or payable in, and no withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature is required to be made by or within, the United States of America or other subdivision of or authority therein or thereof having power to tax, in each case in connection with the authorisation, execution or delivery of the Programme Documents or with the authorisation, execution, issue or delivery of the Notes;

(p)	that none of either Issuer, its affiliates, nor any persons acting on any of their behalf, (except that no representation, warranty or undertaking is made with respect to any Dealer or the Arranger) has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) under the Securities Act) with respect to the Notes;

(q)	that Wachovia Corporation, its affiliates, and each person acting on any of their behalf (other than the Dealers) have complied and will comply with the offering restrictions condition of Regulation S under the Securities Act;

(r)	Wachovia Corporation is a “reporting issuer” within the meaning of Regulation S;

(s)	each Issuer is not, and as a result of the offering of Notes or the receipt or application of the proceeds thereof will not be, required to register under the Investment Company Act of 1940, as amended; and

(t)	Notes offered by the Bank are securities exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(2) thereof.

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14.2	Repetition of representations and warranties

The representations and warranties in this clause 14 are taken to be also made (by reference to the then current circumstances) on:

(a)	the date of each Subscription Agreement;

(b)	each date on which a Dealer solicits offers to purchase Notes at the request of an Issuer;

(c)	the date of each acceptance by an Issuer of an offer for the issue of Notes;

(d)	each date that the Information Memorandum is amended or supplemented; and

(e)	each Issue Date.

14.3	Reliance

Each Issuer acknowledges that each Dealer has entered into this agreement in reliance on the representations and warranties in this clause 14 and the representations, warranties and undertakings contained in this clause shall continue in full force and effect notwithstanding the actual or constructive knowledge of any Dealer with respect to any of the matters referred to in the representations, warranties and undertakings set out above, any investigation by or on behalf of the Dealers or completion of the subscription and issue of any Notes

15	Undertakings of the Issuers

15.1	Notification of material developments

(a)	Each Issuer shall promptly after becoming aware of the occurrence thereof notify each Dealer of:

(i)	(A) any Event of Default or any condition, event or act which would after an issue of Notes (or would with the giving of notice and/or the lapse of time) constitute an Event of Default or (B) any breach of its representations, warranties or undertakings contained in the Agreements; and

(ii)	any development affecting that Issuer or any of its business which is material in the context of the Programme or any issue of Notes except where notice of such occurrence is publicly available through such Issuer’s regulatory filings or through a press release issued by such Issuer.

(b)	If, following the date of the Subscription Agreement and before the Issue Date of the relevant Notes, such Issuer becomes aware that any of the conditions specified in clause 3 (“Conditions precedent”) will not be satisfied in relation to that issue, the relevant Issuer shall forthwith notify the relevant Dealer to this effect giving full details thereof.

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(c)	Without prejudice to the generality of this subclause 15.1, each Issuer shall from time to time promptly furnish to each Dealer any information relating to the relevant Issuer which the Dealer may reasonably request.

In the event of (i) a significant new factor, material mistake or material inaccuracy relating to the information included in the Information Memorandum which is reasonably capable of affecting the assessment of the Notes arising or being noted, (ii) a change in the condition of either Issuer which is material in the context of the Programme or the issue of any Notes or (iii) the Information Memorandum otherwise coming to contain an untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein not misleading or deceptive, or likely to mislead or deceive, or if it is necessary at any time to amend the Information Memorandum to comply with, or reflect changes in, the laws or regulations of the United States of America or any other relevant jurisdiction, the Issuers shall update or amend the Information Memorandum (following consultation with the Arranger who will consult with the Permanent Dealers) by the publication of a supplement to it, or a new Information Memorandum, in each case in a form approved by the Arrangers.

Upon any supplement or replacement Information Memorandum being prepared and published as provided above the Issuers shall promptly without cost to the Dealers supply to each Dealer such number of copies of such supplement or replacement Information Memorandum as each Dealer may reasonably request. Until a Dealer receives such supplement or replacement Information Memorandum, as the case may be, the definition of Information Memorandum in clause 1.1 (“Definitions”) shall, in relation to such Dealer, mean the Information Memorandum prior to the publication of such supplement or replacement Information Memorandum, as the case may be.

15.2	The Programme Documents

Each Issuer undertakes that it will not, except with the consent of the Arrangers which will not be unreasonably withheld or delayed, terminate any of the Programme Documents or effect or permit to become effective any amendment to any such Agreement which, in the case of an amendment, would or might reasonably be expected to materially adversely affect the interests of any Arranger or Permanent Dealer.

15.3	Lawful compliance

Each Issuer will at all times ensure that all action required to be taken by it is taken and all necessary conditions are fulfilled (including, without limitation, obtaining and, where relevant, maintaining in full force and effect all necessary permissions, consents or approvals of all relevant governmental, regulatory or other relevant authorities) so that it may lawfully comply with its obligations under all Notes and the Programme Documents, provided that if, due to a change in law, the Issuer may no longer lawfully comply with such obligations the parties shall, to the extent reasonable, negotiate such

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changes to this agreement as shall be required to ensure such compliance failing which (i) no further issues will be made under this agreement and (ii) in relation to the Notes, where it is unduly burdensome or impossible to comply with this clause, the Issuer will have no obligation to do so.

15.4	Authorised representative

Each Issuer will notify the Arrangers promptly in writing if any Authorised Officer ceases to be authorised to take action on its behalf or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Arrangers that such person has been so authorised.

15.5	No other issues

During the period commencing on the date of any Subscription Agreement and ending on the Issue Date with respect to any Notes, the relevant Issuer will not, without the prior consent of the relevant Purchasing Dealers issue or agree to issue any other notes, bonds or other debt securities of whatsoever nature (other than Notes to be issued to the same Dealer) where the notes, bonds or other debt securities would have the same maturity and currency as the Notes to be issued on the relevant Issue Date.

15.6	Information on Noteholders’ meetings

Each Issuer will, at the same time as it is despatched, furnish the Dealers with a copy of every notice of a meeting of the holders of the Notes (or any of them) which is despatched at the instigation of the relevant Issuer and will notify the Dealers immediately upon its becoming aware that a meeting of the holders of the Notes (or any of them) has otherwise been convened.

15.7	Ratings

Each Issuer undertakes promptly to notify the Dealers of any change in the ratings given by Moody’s and/or Standard & Poor’s and/or Fitch Ratings Ltd of the relevant Issuer’s debt or upon it becoming aware that such ratings are listed on “Creditwatch” or other similar publication of formal review by the relevant rating agency except where notice of such change in ratings or ratings review or is publicly available through such Issuer’s regulatory filings or through a press release issued by such Issuer.

15.8	Preparation of Supplement

Each Issuer undertakes to prepare, with respect to any Notes to be sold through or to any Dealer pursuant to this agreement, a Supplement with respect to such Notes in a form previously approved by the Dealer and as set out in the Information Memorandum.

15.9	No registration under Securities Act

Each Issuer undertakes to not issue, offer or sell any Notes pursuant to the Programme under circumstances which would require the registration of any of the Notes under the Securities Act.

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15.10	Listing

In relation to any Notes issued by it which are to be listed on the Australian Stock Exchange or any other stock exchange, each Issuer undertakes:

(a)	to use its reasonable endeavours to obtain and maintain the listing of those Notes; and

(b)	to comply with the rules and requirements of the Australian Stock Exchange or that other stock exchange in connection with those Notes (including any undertaking it gives to the Australian Stock Exchange or the other stock exchange in connection with those Notes).

16	Fees

The Issuer agrees to pay the Dealers’ fees in respect of Notes that it issues as may be agreed in writing between them from time to time. The agreement must specify whether those fees are inclusive or exclusive of GST and if this is not specified, the fees will be taken to be exclusive of GST.

17	Costs and indemnities

17.1	Indemnity by Issuers

Without prejudice to the other rights or remedies of the Dealers, each Issuer severally undertakes to each Dealer that if that Dealer incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a “Loss”) arising out of, in connection with, or based on:

(a)	any failure by the relevant Issuer to issue on the agreed Issue Date any Notes which a Dealer has agreed to purchase;

(b)	any actual or alleged breach of the representations, warranties and undertakings contained in, or made or deemed to be made by the relevant Issuer under, this agreement;

(c)	any untrue or misleading (or allegedly untrue or misleading) statement of a material fact in, or any omission (or alleged omission) from, the Information Memorandum; or

(d)	any untrue or misleading (or allegedly untrue or misleading) statement of a material fact in any additional written information provided by the relevant Issuer to the Dealers under clause 13 (“Information Memorandum”), the relevant Issuer shall pay to that Dealer on demand an amount equal to such Loss.

17.2	Settlement of claims

Neither Issuer shall, without the prior written consent of the relevant Dealer, settle or compromise or consent to the entry of any judgment with respect to

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any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not the relevant Dealer is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the relevant Dealer from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the relevant Dealer.

17.3	Allocation

If the indemnification provided for in this clause 17 is unavailable to or insufficient to hold harmless a Dealer or other indemnified person in respect of any Loss, the relevant Issuer shall contribute to the amount paid or payable by such Dealer or other indemnified person as a result of such Loss in such proportion as is appropriate to reflect the relative benefits received by the relevant Issuer on the one hand and such Dealer or other indemnified person on the other from the relevant offering of Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the relevant Issuer shall contribute to such amount paid or payable by such Dealer or other indemnified person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the relevant Issuer on the one hand and the relevant Dealer on the other in connection with the failure, breach, statement or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the relevant Issuer on the one hand and the relevant Dealer on the other shall be deemed to be in the same proportion as the total net proceeds from the relevant offering (before deducting expenses) received by the relevant Issuer bear to the total fees and commissions received by the relevant Dealer. The relative fault shall be determined by reference to, among other things and for example, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the relevant Issuer on the one hand or the relevant Dealer on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Issuer and the Dealers agree that it would not be just and equitable if contribution pursuant to this clause 17.3 were determined by pro rata allocation (even if the Dealers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subclause. The amount paid or payable by a Dealer or other indemnified person as a result of the Loss referred to above in this clause 17.3 shall be deemed to include any legal or other expenses reasonably incurred by such Dealer or other indemnified person in connection with investigating or defending any such action or claim.

17.4	Rights cumulative

The obligations of the Issuers under this clause 17 shall be in addition to any liability which the Issuers may otherwise have.

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17.5	Continuing operation

The respective indemnities, agreements, representations, warranties and other statements of the Issuers as set forth in this agreement or made by or on behalf of them, respectively, pursuant to this agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Dealer or any controlling person of any Dealer, or either Issuer, or any officer or director or controlling person of either Issuer, and shall survive delivery of and payment for the Notes.

17.6	Fees, expenses and stamp duties

Unless otherwise agreed between the relevant Issuer and the Dealer(s) with respect to a particular Tranche of Notes, each Issuer undertakes that it will (whether or not any Notes are issued hereunder):

(a)	pay to each Dealer all commissions agreed between the relevant Issuer and that Dealer in connection with the sale of any Notes to that Dealer (and any value added tax or other similar tax thereon);

(b)	pay (together with any value added tax or other similar tax thereon):

(i)	the Costs of the legal, accountancy and other professional advisers in connection with the establishment and maintenance of the Programme, the preparation of the Information Memorandum, the issue of the Notes and the compliance by the Issuer with its obligations under each Programme Document;

(ii)	the cost of listing and maintaining the listing of any Notes which are to be listed on the Australian Stock Exchange or any other relevant stock exchange;

(iii)	the cost of obtaining any credit rating for the Notes;

(iv)	expenses of the Agents appointed under the Agency Agreement; and

(v)	all expenses in connection with:

(A)	the establishment of the Programme; and

(B)	each future update of the Programme including, but not limited to, the preparation and printing of the Information Memorandum, all amendments and Supplements to it, replacements of it and each update to it and the cost of any publicity agreed by the relevant Issuer;

(c)	pay the fees and disbursements of the legal advisers appointed to represent the Dealers (including any value added tax or similar tax thereon) in connection with each update of the Programme;

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(d)	pay promptly, and in any event before any penalty becomes payable, stamp, documentary, registration or similar duty, any fees (including fines and penalties in respect of fees paid) or tax (including any stamp duty reserve tax) payable in connection with the entry into, performance, enforcement or admissibility in evidence of any Note, any of the Programme Documents or any communication pursuant thereto and that it will indemnify each Dealer against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax; and

(e)	reimburse each Dealer for its costs and expenses reasonably and properly incurred in acting in connection with the Programme Documents other than acting in the ordinary course of the Programme but including Costs in connection with amending the Programme Documents, any waivers or consents, exercising, enforcing or preserving rights (or considering doing so) or doing anything in connection with any enquiry by an authority involving the Issuer.

Payment of the fees and disbursements of the legal advisers appointed to represent the Dealers (including any value added tax or similar tax thereon) in connection with the establishment of the Programme will be shared equally between the Arrangers.

Subject to the succeeding sentence, all payments to a Dealer by each Issuer under this agreement shall be paid without set-off or counterclaim, and free and clear and without deduction or withholding for or on account of, any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, and all interest, penalties or similar liabilities with respect thereto, except for:

(i)	any tax which could not have been imposed if the relevant Dealer had no present or former connection with the jurisdiction imposing such tax other than the performance of its obligations hereunder;

(ii)	any income, franchise or similar tax imposed on the overall net income of the relevant Dealer by any jurisdiction of which the payee is a resident, citizen or domiciliary, or in which such payee is engaged in business;

(iii)	any tax imposed that would not have been imposed but for the failure by the relevant Dealer to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any taxing authority if compliance is required by such taxing authority as a pre-condition to exemption from, or reduction in rate of, such tax; and

(iv)	any tax which could not have been imposed if the relevant Dealer had not performed services in the United States,

for the purposes of this clause 17.6, all such taxes not subject to the exceptions, “Taxes”.

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If any Taxes are required by law to be deducted or withheld in connection with any such payment, the relevant Issuer will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made. In addition, each Issuer agrees to indemnify and hold the Dealers harmless against any Taxes which they are required to pay in respect of any amount paid by the relevant Issuer under this agreement.

17.7	Payment of third party losses

The Issuers agree to pay on demand to the relevant Dealer, an amount equal to any liability or Loss and any Costs of the kind referred to in clause 17 (“Costs and indemnities”) suffered or incurred by:

(a)	any attorney, employee, officer, contractor or agent of that Dealer; or

(b)	each person who controls that Dealer within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act and each of their attorneys, employees, officers, contractors or agents, as a result of the breach of an Issuer of its obligations under this agreement.

No amount is payable under this clause to the extent the liability, loss or Costs referred to above are due to the fraud, wilful misconduct or negligence of the relevant person.

17.8	No obligation to recover

No Dealer has any duty or other obligation (whether as fiduciary or trustee or otherwise) to recover any such payment or to account to any other person for any amounts paid to it under this clause 17.

17.9	Claims under indemnity

In case any action shall be brought against any person (other than a Dealer) in respect of which recovery may be sought from either Issuer under this clause 17, the relevant Dealer shall promptly notify the relevant Issuer in writing but failure to do so will not relieve the relevant Issuer from any liability under this agreement except to the extent that the Issuer is actually prejudiced thereby.

17.10	Currency conversion on judgment debt

If a judgment, order or proof of debt against an Issuer for an amount in connection with a Programme Document is expressed in a currency other than that in which the amount is due under the Programme Document, then that Issuer indemnifies each Dealer against:

(a)	any difference arising from converting the other currency if the rate of exchange used by the Dealer for converting currency when it receives a payment in the other currency is less favourable to the Dealer than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

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(b)	the Costs of conversion.

The Issuer agrees to pay amounts due under this indemnity on demand from the Dealer.

17.11	GST gross up

If any party:

(a)	reasonably decides that it is liable to pay GST on a supply made in connection with a Programme Document; and

(b)	certifies to the recipient of the supply that it has not priced the supply to include GST,

then, subject to receipt of a valid tax invoice identifying the GST component of the supply, the recipient of the supply agrees to pay that party an additional amount equal to the consideration payable for the supply multiplied by the prevailing GST rate.

Part 6 Dealers and Agents

18	Scope of relationship

18.1	Relationships

The appointment of a person as Arranger or Dealer or Lead Manager does not mean that the person:

(a)	is a trustee for the benefit of;

(b)	is a partner of; or

(c)	has a fiduciary duty to, or other fiduciary relationship with,

any other person.

18.2	Dealers not acting as agent of an Issuer

All purchases of Notes by a Dealer are made by it acting as principal. No Dealer is acting as agent of an Issuer under any Programme Document.

18.3	Nature of obligations

The obligations of each Issuer and each Dealer under the Programme Documents are several and independent and:

(a)	the failure of one or more of them to comply with their obligations does not relieve the others of their respective obligations;

(b)	no one of them is responsible for the failure of any one or more of the others to comply with their obligations; and

(c)	each of them may separately enforce its rights against the others.

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18.4	Nature of obligations under Subscription Agreement

Nothing in clause 18.3 (“Nature of obligations”) prevents one or more Dealers from entering into a Subscription Agreement jointly or individually.

19	Dealer appointment and termination

19.1	Appointment of Dealers

An Issuer may from time to time appoint a reputable financial institution as a Dealer in relation to the Programme or a particular Tranche of Notes. New Dealers have all of the relevant rights and obligations set out in this agreement.

19.2	When appointment of Dealer takes effect

The appointment of a financial institution as a Dealer takes effect:

(a)	in the case of a Dealer to the Programme, when an Issuer receives a Dealer Accession Letter from that financial institution and the relevant Issuer confirms in writing acceptance of such appointment; or

(b)	in the case of a Dealer in respect of a Tranche or Series, when either:

(i)	a Subscription Agreement in respect of that Tranche or Series containing appointment provisions is signed; or

(ii)	an Issuer receives a Dealer Accession Letter from that financial institution and the relevant Issuer confirms in writing acceptance of such appointment.

19.3	Termination of appointment of Permanent Dealer

The Issuers may end the appointment of a Permanent Dealer by giving that Permanent Dealer at least 10 days’ notice of such termination.

19.4	Resignation of Permanent Dealer

Any Permanent Dealer may resign as a Permanent Dealer by giving the Issuers at least 10 days notice of its intention to do so, specifying the date it proposes the resignation to take effect.

19.5	Obligations and rights of Dealers

Dealers are discharged from any further obligation and have no further rights under this agreement:

(a)	in the case of a Permanent Dealer when the appointment of the Permanent Dealer is terminated or that Permanent Dealer resigns; and

(b)	in the case of a Dealer in respect of a Tranche of Notes or Series, when the relevant Notes have been issued.

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This discharge does not prejudice any accrued right or obligation.

19.6	Notice to Permanent Dealers

The Issuers agree to notify the Permanent Dealers in writing of any appointment, termination or resignation of a Permanent Dealer.

20	Calculation Agents

20.1	Appointment of Calculation Agent

The Issuers agree to appoint a Calculation Agent if it is required to by the relevant Conditions.

20.2	Calculation Agency Agreements

Each Issuer and each Calculation Agent must execute an agreement substantially in the form of the agreement set out in schedule 7 (“Form of Calculation Agency Agreement”) unless the Calculation Agent is the Registrar and the Agency Agreement contains the terms of the Registrar’s appointment as Calculation Agent.

20.3	Dealer as calculation agent

If a Dealer is to be the Calculation Agent in respect of a Tranche or Series and an agreement set out in schedule 7 (“Form of Calculation Agency Agreement”) has not been executed by an Issuer and that Dealer, the Dealer will be taken to have entered into an agreement in that form in relation to that Tranche or Series.

Part 7 General

21	Dealing with interests

No party may assign or otherwise deal with its rights under any Programme Document to which it is a party or allow any interest in them to be varied, without the consent of the other parties to that Programme Document. Nothing in this clause affects the rights of Dealers to transfer Notes.

22	Programme Limit

22.1	Variation of Programme Limit

The Issuers may vary the Programme Limit by giving at least 10 days’ notice substantially in the form set out in schedule 8 (“Notice of variation of Programme Limit”) to each Dealer and the Registrar. The Programme Limit may not be reduced to an amount which is less than the outstanding principal amount of the outstanding Notes.

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22.2	When variation takes effect

The variation to the Programme Limit takes effect on the date specified in the notice given under clause 22.1 (“Variation of Programme Limit”) unless a Dealer notifies an Issuer that the documents listed in the notice are not in form and substance satisfactory to it within 10 days after the date of the notice.

If this occurs, the variation takes effect when the Issuers have received confirmation from each Dealer that the documents listed in the notice are in form and substance satisfactory to it.

22.3	References to the varied Programme Limit

On and from the date the variation to the Programme Limit takes effect, all references in the Programme Documents to the Programme Limit or the amount of the Programme are taken to be references to the varied amount.

22.4	Determination of Programme Limit

For the purposes of determining whether any issue of Notes falls within the Programme Limit, the outstanding principal amount of any Note denominated in a currency other than Australian dollars is the Australian Dollar Equivalent of that principal amount as at the date of the agreement for the issue of that Note.

23	Notices

23.1	Form - all communication

Unless expressly stated otherwise in the Programme Document, all notices, certificates, consents, approvals, waivers and other communications in connection with that Programme Document must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out or referred to in the Details or in schedule 1 (“Dealers”) or, if the recipient has notified otherwise, marked for attention in the way last notified.

23.2	Form - communications sent by email

Communications sent by email need not be marked for attention in the way stated in clause 23.1 (“Form—all communications”). However, the email must state the first and last name of the sender.

Communications sent by email are taken to be signed by the named sender.

23.3	Delivery

They may be:

(a)	left at the address set out or referred to in the Details or in schedule 1 (“Dealers”) or a Dealer Accession Letter as applicable;

49

(b)	sent by prepaid post (airmail, if appropriate) to the address set out or referred to in the Details or in schedule 1 (“Dealers”) or a Dealer Accession Letter as applicable;

(c)	sent by fax to the fax number set out or referred to in the Details or in schedule 1 (“Dealers”) or a Dealer Accession Letter as applicable; or

(d)	sent by email to the address set out or referred to in the Details.

However, if the intended recipient has notified a changed postal address, changed fax number or changed email address, then the communication must be to that address or number.

23.4	When effective

They take effect from the time they are taken to be received unless a later time is specified in them.

23.5	Receipt - postal

If sent by post, they are taken to be received three days after posting (or seven days after posting if sent across international borders).

23.6	Deemed receipt - fax

If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

23.7	Deemed receipt - email

if sent by email:

(a)	when the sender receives an automated message confirming delivery; or

(b)	nineteen hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

23.8	Deemed receipt - general

Despite clauses 23.5 (“Receipt - postal”) and 23.6 (“Deemed receipt - fax”), if they are received after 5.00 pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00 am on the next Business Day.

23.9	Waiver of notice period

The Permanent Dealers may waive a period of notice required to be given by the Issuers under this agreement.

23.10	Syndicated Issues

Notices to the Purchasing Dealers in respect of Syndicated Issues shall be given to the Lead Manager on behalf of those Dealers.

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24	General

24.1	Application to Programme Documents

If anything in this clause 24 (“General”) is inconsistent with a provision in another Programme Document, then the provision in the other Programme Document prevails for the purposes of that Programme Document.

24.2	Prompt performance

If this agreement or a Subscription Agreement specifies when a party agrees to perform an obligation, the party agrees to perform it by the time specified and each party agrees to perform all other obligations promptly.

24.3	Consents

Each party agrees that if it relies on a consent given by another party in connection with this agreement or a Subscription Agreement, it will comply with all conditions in that consent.

24.4	Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent under this agreement or a Subscription Agreement in any way it considers appropriate (including by imposing conditions) unless this agreement or a Subscription Agreement expressly provides otherwise.

24.5	Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time under this agreement or a Subscription Agreement the party may still exercise it later.

24.6	No liability for loss

A party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy under this agreement or a Subscription Agreement.

24.7	Conflict of interest

Each of the Dealer’s rights and remedies under this agreement or a Subscription Agreement may be exercised even if this involves a conflict of duty or the Dealer has a personal interest in their exercise.

24.8	Remedies cumulative

The rights and remedies of a party under this agreement or a Subscription Agreement are in addition to other rights and remedies given by law independently of this agreement or a Subscription Agreement.

24.9	Indemnities

Any indemnity in this agreement or a Subscription Agreement is a continuing obligation, independent of a party’s other obligations under this agreement or

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a Subscription Agreement and continues after the agreement ends. It is not necessary for a party to make payment for an indemnified expense before enforcing a right of indemnity under this agreement or that Subscription Agreement.

24.10	Rights and obligations are unaffected

Rights given to a party under this agreement or a Subscription Agreement and a party’s liabilities under it are not affected by anything which might otherwise affect them at law.

24.11	Inconsistent law

To the extent permitted by law, this agreement or a Subscription Agreement prevails to the extent it is inconsistent with any law.

24.12	Supervening legislation

Any present or future legislation which operates to vary the obligations of an Issuer in connection with this agreement or a Subscription Agreement with the result that the Dealers rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

24.13	Variation and waiver

A provision of this agreement or a Subscription Agreement, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

24.14	Confidentiality

Each party agrees not to disclose information provided by any other party that is not publicly available (including the existence of or contents of any Programme Document) except:

(a)	to any person in connection with an exercise of rights or a dealing with rights or obligations under a Programme Document;

(b)	to officers, employees, legal and other advisers and auditors of an Issuer or a Dealer who need to know such information in connection with the Programme and who are informed of the confidential nature of the information;

(c)	to any party to this agreement or any Related Entity of any party to this agreement, provided the recipient agrees to act consistently with this clause 24.14;

(d)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

(e)

as required by any law, a regulator or stock exchange; provided, however that if a party is required, by legal process or by any court, legislative or administrative body (by interrogatories, requests for

52

information or documents, criminal or civil investigatory demand, subpoena, or similar process), to disclose any such information or, is in the opinion of such party’s counsel, required by law to disclose any such information, such party agrees to provide the other party with prompt notice of such request(s) (unless prohibited by law from doing so) so that the other party may seek an appropriate protective order and/or waive compliance with the provisions hereof. In the absence of a protective order or other receipt of a waiver hereunder, if such party is nonetheless, in the opinion of its counsel, compelled or required to disclose such information, such party may disclose such information as is legally required to be disclosed without penalty hereunder.

Each party consents to disclosures made in accordance with this clause 24.14.

24.15	Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.

24.16	Governing law

This agreement is governed by the law in force in New South Wales, and the parties submit to the non-exclusive jurisdiction of the courts of that place.

24.17	Serving documents

Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party’s address for service of notices under clause 23 (“Notices”).

24.18	Appointment of Process Agent

Each Issuer irrevocably appoints the Process Agent as its process agent to receive any document in an action in connection with this agreement.

If for any reason the Process Agent ceases to be able to act as process agent for an Issuer, that Issuer must promptly appoint another person in New South Wales as process agent and notify the Dealers of such appointment.

Each Issuer agrees that the service of documents on the Process Agent or any other person appointed under this clause will be sufficient service on it.

EXECUTED as an agreement

53

Dealer Agreement

Schedule 1 - Dealers

1.	Australian Dealers

Name	Address and contact details for correspondence

Australia and New Zealand Banking Group Limited (ABN 11 005 357 522 and AFSL 234527)	Level 12 530 Collins Street Melbourne VIC 3000 Australia Telephone: + 61 3 9273 1758 Facsimile: + 61 3 9273 3539 Attention: Debt Capital Markets

Commonwealth Bank of Australia (ABN 48 123 123 124 and AFSL 234 945)	Level 4 120 Pitt Street Sydney NSW 2000 Australia Telephone: + 61 2 9312 0755 Facsimile: + 61 2 9312 0213 Attention: Head of Corporate Securities Origination

National Australia Bank Limited (ABN 12 004 044 937 and AFSL 230686)	Level 26 255 George Street Sydney NSW 2000 Australia Telephone: + 61 2 9237 1558 Facsimile: + 61 2 9237 1660 Attention: Head of Capital Markets Origination

Wachovia Capital Markets, LLC	One Wachovia Center 301 South College Street Charlotte North Carolina 28288-0013 United States of America Telephone: + 1 704 715 8344 Facsimile: + 1 704 383 9165 Attention: Debt Capital Markets

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Westpac Banking Corporation (ABN 33 007 457 141 and AFSL 233714)	Level 19 Westpac Place 275 Kent Street Sydney NSW 2000 Australia Telephone: + 61 2 8253 4564 Facsimile: + 61 2 8254 6937 Attention: Joint Head, Debt Securities & Syndicate

2.	New Zealand Dealers

Name	Address and contact details for correspondence

Bank of New Zealand	Level 13 125 Queen Street PO BOX 2139 Auckland New Zealand Telephone: + 64 9 375 9580 Facsimile: + 64 9 375 1200 Attention: Head of Capital Markets Origination

Westpac Banking Corporation (ABN 33 007 457 141 and AFSL 233714)	Level 15 157, Lambton Quay Wellington 6011 New Zealand Telephone: + 64 4 471 1657 Facsimile: + 64 4 473 7879 Attention: David Austin

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Dealer Agreement

Schedule 2 - Conditions precedent

Conditions to first issue

	Item	Form	Required for

1	Constituent Documents.	Certified copy	each Issuer

2	Written confirmation by each Issuer, to the effect that the representations and warranties of each Issuer contained in clause 14 of this agreement are true, to the best of its knowledge and, after reasonable investigation, correct, in all material respects, with the same force and effect as though expressly made at and as of the date of such confirmation.	Certified copy	each Issuer

3	Governmental or other consents, authorisations and approvals required for each Issuer to issue Notes, for each Issuer to execute and deliver the Programme Documents and for each Issuer to fulfil its obligations under the Programme Documents.

4	Specimen signatures of:	Certified copy	each Issuer

(a) each Authorised Officer; and

(b) each other person who is authorised to sign a Programme Document for each Issuer.

5	This agreement is fully signed.	Original

6	The Note Deed Poll is fully signed.	Certified copy

7	The Agency Agreements:	Certified copy

(a) fully signed; and (b) evidence of stamping (or an intention to stamp) (if required).

8	Sufficient copies of the initial Information Memorandum (including, if so requested, any other documents to be read with it) for each Dealer.	Copy

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9

Legal opinions addressed to the Permanent Dealers and dated on or about the date of this agreement from:

(a)     Mallesons Stephen Jaques, as legal advisers to the Arrangers as to the laws of New South Wales and the Commonwealth of Australia;

(b)     Russell McVeagh, as legal advisers to the Arrangers as to the laws of New Zealand;

(c)     The in-house legal counsel to the Issuers as to North Carolina law; and

(d)     Sullivan & Cromwell LLP, legal advisors to the Issuers as to New York and U.S. federal law.

Original

10	Evidence that the agent appointed by the Issuer has agreed to accept service of process on its behalf in New South Wales, Australia.	Certified copies	each Issuer

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Dealer Agreement

Schedule 3 - Dealer Accession Letter

To:	[Wachovia Corporation / Wachovia Bank, National Association]

And:	The Permanent Dealers under the Dealer Agreement (as defined below)

Date:	[•]

Dear Sirs

Wachovia Corporation and Wachovia Bank, National Association (“Issuers”) A$[●] Australian Debt Issuance Programme

Dealer Accession Letter - Dealer Agreement dated [●] between the Issuers, the Arrangers and the Dealers party to it (“Dealer Agreement”)

[I/We] refer to the Dealer Agreement, a copy of which we have read and understood.

Under clause 19 (“Dealer appointment and termination”) of the Dealer Agreement and at the request of [Wachovia Corporation / Wachovia Bank / the Issuers], we request our appointment as [a Dealer to the Programme] [a Dealer in respect of [specify brief details of a Tranche of Notes]].

[I/We] acknowledge that, with effect from the date of your acknowledgment of this letter, we will:

(a)	be taken to be a party to the Dealer Agreement as [a Dealer to the Programme][a Dealer in respect of [●]] and will be bound by its terms; and

(b)	have rights against, and obligations towards, each of the other parties to the Dealer Agreement identical to those which we would have had if we had been an original party to the Dealer Agreement as a Dealer.

Our contact details for the purposes of clause 23 (“Notices”) of the Dealer Agreement are:

[specify address, telephone and facsimile numbers and contact name/position]

The “Interpretation” clause and clause 24.16 (“Counterparts”) of the Dealer Agreement apply to this notice as if fully set out in this notice.

This letter is governed by the law in force in New South Wales.

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Yours faithfully

For and on behalf of [NEW DEALER]

By:
Name:
Position:
Date:

[I/We] confirm that appointment referred to above.

For and on behalf of [Wachovia Corporation

By:
Name:
Position:
Date:	]

[Wachovia Bank, National Association

By:
Name:
Position:
Date:	]

[Delete as required]

59

Dealer Agreement

Schedule 4 - Form of STN Bid Request

To:	[Names of Dealers]

Wachovia Corporation and Wachovia Bank, National Association

A$[●] Debt Issuance Programme (“Programme”)

We invite Dealers to tender for all or any of the following STNs which we propose to issue on [●], subject to and upon the terms and conditions of the Dealer Agreement for the above Programme dated on or about [●] (“Dealer Agreement”).

Tenor	Aggregate Face Value	Maturity Date

Tenders must be made [by reference to a margin over BBSW/BKBM] [at a set yield of [●] [by nominating the set yield for which you are prepared to subscribe for the STNs. (Delete whichever is inappropriate).

Tenders for this issue of STNs must be received by us not later than [●] am on [●].

Payment of the Purchase Price for any STNs in respect of which your tender is successful must be made in accordance with clause 11 (“Payment and issue of Notes”) of the Dealer Agreement.

We represent that the warranties set out in clause 14 (“Representations and warranties”) of the Dealer Agreement are correct on the date of this notice and warrant that each will be correct on the Issue Date of the STNs.

Words and expressions defined in the Dealer Agreement have the same meaning when used in this notice.

Yours faithfully

For and on behalf of

WACHOVIA CORPORATION

Signed:

Name:

Position:

Date:

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WACHOVIA BANK, NATIONAL ASSOCIATION

Signed:

Name:

Position:

Date:

[Delete as required]

61

Dealer Agreement

Schedule 5 - Form of Confirmation of Acceptance

To:	[Dealers]

Wachovia Corporation and Wachovia Bank, National Association A$[●] Debt Issuance Programme

In response to your [tender]/[unsolicited offer] on [●] in respect of STNs proposed to be issued on [●] we confirm our acceptance of your [tender]/[unsolicited offer]:

for [A$/NZ$][●] face value of [●] day STNs with a Maturity Date of [●] at the rate of [●] per cent. per annum;

[Repeat (a) and (b) for each Tenor of STNs in respect of which a tender or unsolicited offer is accepted]

The aggregate purchase price for such STNs is [A$/NZ$][●] and payment for such STNs should be made in accordance with the Dealer Agreement for the above Programme dated on or about [●] (“Dealer Agreement”).

Words and expressions defined in the Dealer Agreement have the same meaning when used in this notice.

Yours faithfully

For and on behalf of:

WACHOVIA CORPORATION

Signed:

Name:

Position:

Date:

WACHOVIA BANK, NATIONAL ASSOCIATION

Signed:

Name:

Position:

Date:

[Delete as required]

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Dealer Agreement

Schedule 6 - Form of Subscription Agreement

Subscription Agreement

Details

Parties	Issuer and Dealers as described below or in the Dealer Agreement described below.

Issuer	Name	[Wachovia Corporation][Wachovia Bank, National Association]

	Address	[1 Wachovia Center 301 South College Street Charlotte North Carolina 28288-0013 United States of America]

	Fax	+ 1 704 374 2250

	Telephone	+ 1 704 374 6565

	Attention	James F. Burr

Dealers	Name:	[●]

	ABN/ACN/ARBN:	[●]

Dealer Agreement	Dealer Agreement dated [●] between the Issuer and the Dealers party to it.

Notes to be subscribed for	[Short term notes / medium term notes / other] (“Notes”)

Date of Subscription Agreement	See Signing page

63

Dealer Agreement

General terms

1	Interpretation

1.1	Interpretation and definitions

The “Interpretation” clause of the Dealer Agreement applies to this agreement as if it was fully set out in this agreement except these meanings apply unless the contrary intention appears:

Dealer means each person so described in the Details.

Details means the section of this agreement headed “Details”.

Dealer Agreement means the agreement so described in the Details.

Note means the notes to be subscribed for under this agreement as set out in the Details.

Purchase Price means, in respect of a Note, the purchase price of that Note set out in clause 4.1 (“Subscription”).

1.2	Inconsistency with Dealer Agreement

This agreement prevails to the extent it is inconsistent with the Dealer Agreement.

[Include the following clause 2 if a financial institution is to be appointed as a Dealer in respect of a Tranche]

2	Appointment of Dealer

In accordance with clause 19 (“Dealer appointment and termination”) of the Dealer Agreement, the Issuer appoints [insert name of non-Dealer financial institution] to act as a Dealer in respect of the Notes on the terms set out in the Dealer Agreement.

3	Acknowledgments by Dealer

Each Dealer acknowledges that it has received:

(a)	a copy of the Dealer Agreement;

(b)	copies of the Information Memorandum for the Notes; and

(c)	confirmation from the Lead Manager (or if there is no Lead Manager, the Permanent Dealers) to the Programme that the documents referred to in clauses 3.1 (“Conditions to first issue”) of the Dealer Agreement have been received in form and substance satisfactory to them.

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4	Subscription

4.1	Subscription

On the [insert date] or any other date no later than [insert date] as is agreed between the Issuer and each of the Dealers (“Issue Date”):

(a)	the Issuer agrees to issue and sell the Notes in accordance with this agreement and the Dealer Agreement; and

[Include this clause if the Dealers are subscribing for Notes jointly]

(b)	the Dealers jointly and individually agree to subscribe for the Notes specified below by paying the aggregate Purchase Price of [A$/NZ$][insert amount] in [immediately available funds/accordance with this agreement and the Dealer Agreement]. [NB: amend as appropriate]

[Include this clause if each Dealer is subscribing for Notes individually]

(c)	each Dealer agrees to subscribe for the Notes specified below by paying the Purchase Price for those Notes in [immediately available funds/accordance with this agreement and the Dealer Agreement]. [NB: Amend as appropriate]

Column 1	Column 2	Column 3
Name of Dealer	Principal Amount of Notes to be subscribed	Purchase Price
[insert name of Dealer]	[insert]	[A$/NZ$][insert]

4.2	Supplement

The Issuer confirms that it has signed a supplement (“Supplement”) dated [insert date] in connection with the issue of the Notes and each Dealer confirms the terms of the Supplement to the Issuer.

4.3	Authority to distribute

The Issuer authorises the Dealers to distribute copies of the following documents in connection with the offering and sale of the Notes in accordance with the Dealer Agreement:

(a)	the Information Memorandum for the Notes; and

(b)	the Supplement; and

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(c)	any other documents prepared in connection with the Programme and the issue of the Notes and approved in writing by the Issuer.

4.4	Obligations - individual and independent

[Except as expressly provided in this agreement], the obligations of the Issuer and each Dealer under this agreement are individual and independent and:

(a)	the failure of one or more of them to comply with their obligations under this agreement does not relieve the others of any of their respective obligations; and

(b)	no one of them is responsible for the failure of one or more of the others to comply with their obligations under this agreement; and

(c)	each of them may separately enforce its rights against the others.

[NB: amend as appropriate]

4.5	Payment

Despite clause 4.1 (“Subscription”) and clause 4.4 (“Obligations - individual and independent”), [each Dealer/ the Dealers and the Lead Manager] agree [among themselves] that settlement takes place on the following basis:

(a)	[insert name of one Dealer] (“[x]”)] agrees to pay the aggregate Purchase Price for the Notes to the account nominated by the Issuer in the manner agreed between them;

(b)	the Issuer agrees to issue the Notes to [x]; and

(c)	[x] agrees to deliver the Notes to [the other Dealers/Lead Manager] in the amounts specified in column 2 of the schedule in clause 4.1 (“Subscription”) against payment to [x] of an amount equal to their respective settlement amounts through the Austraclear System or in any other manner agreed between them.

Nothing in this clause 4.5 relieves the Issuer from the obligation to sell the Notes or [the Dealers/Lead Manager] from their obligations to purchase the Notes in accordance with the other provisions of this agreement.

[x] is not responsible to any other party if the Issuer or [the Dealers/Lead Manager] do not comply with their obligations under this agreement.

[NB: Clause 4.5 is only to be inserted if this is agreed before the Issue Date]

5	Dealer Agreement

For the purposes of the Dealer Agreement:

(a)	the Notes are [Australian Domestic Notes/New Zealand Domestic Notes] as defined in the Dealer Agreement; and

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(b)	this agreement is a Subscription Agreement; and

(c)	each Dealer is a Dealer on the terms set out in the Dealer Agreement; and

(d)	[the Lead Manager/each Joint Lead Manager] accepts its appointment as [Lead Manager/Joint Lead Manager] on the terms set out in the Dealer Agreement.

6	Secondary market

Each Dealer acknowledges that the issue of Notes under this agreement is a [Private Issue]/[Syndicated Issue] of Notes, and that clause 9 (“Procedures for offer and acceptance of MTNs”) of the Dealer Agreement relating to [Private Issue ]/[Syndicated Issue] applies to Notes issued under this agreement.

7	Conditions precedent

7.1	Acknowledgment

The Issuer acknowledges that the Dealers’ obligations to subscribe and pay for the Notes on the Issue Date are subject to the satisfaction of the conditions precedent set out in clause 3 (“Conditions precedent”) of the Dealer Agreement.

7.2	Additional conditions precedent

The Dealers’ obligations to subscribe and pay for the Notes on the Issue Date are subject to the satisfaction of the following additional conditions precedent:

7.3	Termination

If any of the conditions in clause 3 (“Conditions precedent”) of the Dealer Agreement or this clause 7 are not satisfied or waived by the Issue Date, each Dealer may terminate this agreement and the Dealers are released from their respective obligations under it.

This does not prejudice any accrued right or obligation of the Issuer [in respect of Costs of the Dealers incurred before or in conjunction with the termination].

8	Fees

The Issuer agrees to pay to each Dealer on the Issue Date a dealer fee of [•] per cent of the Dealer’s proportionate share of Aggregate Principal Amount (as defined in the Supplement for the Notes). The obligation of the Issuer under this clause is subject to this agreement not having been terminated under clause 7.3 (“Termination”).

[NB: Amend as appropriate]

67

9	Costs

Unless otherwise agreed, each party agrees to pay its own Costs in connection with the negotiation, preparation and execution of this agreement.

[Insert the following GST gross up clause if required]

If any party:

(a)	reasonably decides that it is liable to pay GST on a supply made in connection with a Programme Document; and

(b)	certifies to the recipient of the supply that it has not priced the supply to include GST,

then, subject to receipt of a valid tax invoice identifying the GST component of the supply, the recipient of the supply agrees to pay that party an additional amount equal to the consideration payable for the supply multiplied by the prevailing GST rate.

[Include the following clause 10 if the selling restrictions in the Dealer Agreement are to be changed]

10	Selling restrictions

The Issuer and each of the Dealers agree that the selling restrictions set out in the Dealer Agreement are changed for the purposes of clause 12.3(“Selling Restrictions”) of the Dealer Agreement as follows:

[Insert modification/supplement of amended as appropriate]

11	Notices

Clause 23 (“Notices”) of the Dealer Agreement applies to this agreement.

However, if the Notes are issued by way of Syndicated Issue, any communication to a Dealer must be sent to the address or fax number of the Lead Manager as set out or referred to in the Details. The Lead Manager must give a copy of any notice it receives under this clause to the Dealer.

12	Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.

13	Governing law and service of process

(a)	This agreement is governed by the law in force in New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of that place.

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(b)	Clause 25.19 of the Dealer Agreement applies to this agreement as if it were set out in full in this agreement.

EXECUTED as an agreement.

[Include execution clauses for Issuer and Dealers]

69

Dealer Agreement

Schedule 7 - Form of Calculation Agency Agreement

Calculation Agency Agreement

Details

Parties	Issuer and Calculation Agent as described below or in the Dealer Agreement described below.

Issuer	Name	[Wachovia Corporation] [Wachovia Bank, National Association]

	Address	[1 Wachovia Center 301 South College Street Charlotte North Carolina 28288-0013 United States of America]

	Fax	[+ 1 704 374 2250

	Telephone	+1 704 374 6565

	Attention	James F. Burr]

Calculation Agent	Name: ABN/ACN/ARBN:	[●] [●]

Dealer Agreement	Dealer Agreement dated [●] between the Issuer and the Dealers party to it.

Date of Calculation Agency Agreement	See Signing page

70

Dealer Agreement

General terms

1	Interpretation

1.1	Interpretation and definitions

The “Interpretation” clause of the Dealer Agreement applies to this agreement as if it was fully set out in this agreement except these meanings apply unless the contrary intention appears:

Calculation Agent means the person so described in the Details.

Details means the section of this agreement headed “Details”.

Dealer Agreement means the agreement so described in the Details.

Notes means such [Australian Domestic Notes / New Zealand Domestic Notes] in respect of which the Calculation Agent is appointed.

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any authority together with any related interest, penalties, fines and expenses in connection with them except if imposed on, or calculated having regard to, the net income of the Calculation Agent.

1.2	Inconsistency with Dealer Agreement

This agreement prevails to the extent it is inconsistent with the Dealer Agreement.

2	Appointment of Calculation Agent

2.1	Appointment

The Issuer appoints the Calculation Agent described in the Details to act as its calculation agent in connection with the Notes.

2.2	Extent of authority and obligations

The Issuer authorises the Calculation Agent to calculate the redemption amount, and, if applicable, the amount of interest, in respect of the Notes in accordance with this agreement, the Conditions and the Procedures Memorandum.

The Issuer acknowledges that the Calculation Agent has no obligations except those expressly set out in this agreement, the Conditions and the Procedures Memorandum.

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2.3	Acceptance of appointment

The Calculation Agent agrees to act as the agent of the Issuer in accordance with this agreement, the Conditions and all provisions of the Procedures Memorandum which apply to it.

3	Conditions of appointment

3.1	Excluded roles and duties

In acting under this agreement, the Calculation Agent acts as an independent expert. The appointment as calculation agent does not mean that the Calculation Agent:

(a)	is a trustee for the benefit of; or

(b)	is a partner of; or

(c)	has a fiduciary duty to, or other fiduciary relationship with,

the Issuer, a Holder of Notes or any other person, except as expressly set out in this agreement.

3.2	Calculation Agent in capacity of a Holder of Notes

If the Calculation Agent is also a Holder of Notes, then in its capacity as a Holder of Notes it:

(a)	has the same rights and obligations under the Notes as the other Holders of Notes; and

(b)	may exercise those rights and agrees to comply with those obligations independently from its role as Calculation Agent as if it were not the Calculation Agent.

3.3	Agent may rely on communications and opinions

The Calculation Agent may rely:

(a)	on any communication or document they believe to be genuine and correct and to have been signed or sent by the appropriate person; and

(b)	as to legal, accounting, taxation or other professional matters, on opinions and statements of any legal, accounting, taxation or professional advisers used by them.

3.4	Calculations are binding

All calculations and determinations made by the Calculation Agent under this agreement are (except in the case of manifest error) binding on the Issuer, the Calculation Agent and the Holders of the Notes.

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3.5	No liability

The Calculation Agent is not responsible or liable to any Holder of Notes in connection with the exercise by the Calculation Agent of its powers, duties or discretion in accordance with this agreement.

4	Change of Calculation Agent

4.1	Termination

The Issuer may end the appointment of a Calculation Agent by giving the Calculation Agent notice of its intention to do so, specifying the date it proposes the termination to take effect.

4.2	Resignation

The Calculation Agent may resign by giving the Issuer notice of its intention to do so, specifying the date it proposes the resignation to take effect.

4.3	When retirement or removal of Calculation Agent takes effect

The retirement or removal of the Calculation Agent takes effect only when a successor Calculation Agent has been appointed.

4.4	Permitted successors

The successor Calculation Agent may be a reputable and experienced bank or financial institution nominated by the Issuer.

4.5	Obligations of retiring and successor Calculation Agent

When a successor Calculation Agent is appointed, the retiring Calculation Agent is discharged from any further obligation under this agreement. (This discharge does not prejudice any accrued right or obligation). The new Calculation Agent and each other party to this agreement have the same rights and obligations among themselves as they would have had if the new Calculation Agent had been a party to this agreement at the date of this agreement.

4.6	Notice of retirement or removal

The Issuer agrees to notify the Holder of Notes of any retirement or removal of the Calculation Agent, and the appointment of a successor Calculation Agent as soon as possible after the retirement removal, or appointment takes effect.

4.7	Calculation Agent must deliver records

On the date any retirement or removal of the Calculation Agent takes effect, the retiring or removed Calculation Agent agrees to deliver to the Issuer (or as it directs) all records maintained by it under this agreement.

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5	Fees

The Issuer agrees to pay the Calculation Agent’s fees as may be agreed between them from time to time.

6	Costs and indemnities

6.1	What the Issuer agrees to pay

The Issuer agrees to pay or reimburse the Calculation Agent on demand for:

(a)	the Calculation Agent’s Costs in making, enforcing and doing anything in connection with this agreement including legal, printing, postage, tax and advertising expenses which have been previously agreed with the Issuer; and

(b)	all duties, fees, Taxes and charges which are payable in connection with this agreement or a payment or receipt or other transaction contemplated by it together with any related interest, penalties, fines and expenses in connection with them.

6.2	Indemnity by Issuer

The Issuer indemnifies the Calculation Agent against any liability or loss arising from, and any Costs incurred in connection with the Calculation Agent exercising its powers and duties under this agreement except to the extent that they are due to the fraud, wilful misconduct or negligence of the Calculation Agent or the breach by the Calculation Agent of this agreement.

The Issuer agrees to pay amounts due under this indemnity on demand from the Calculation Agent.

6.3	Indemnity by Calculation Agent

The Calculation Agent indemnifies the Issuer against any liability or loss arising from, and any Costs incurred in connection with the fraud, wilful misconduct or negligence of the Calculation Agent or the breach by the Calculation Agent of this agreement.

The Calculation Agent agrees to pay amounts due under this indemnity on demand from the Issuer.

7	Notices

The “Notices” clause of the Dealer Agreement described above applies to this agreement as if it was fully set out in this agreement.

8	Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.

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9	Governing law

This agreement is governed by the law in force in New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as an agreement

[Include execution clauses for Issuer and Calculation Agent]

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Dealer Agreement

Schedule 8 - Notice of variation of Programme Limit

[Letterhead of Issuer]

[Date]

To:	[Names and addresses of Dealer]

[Name and address of Registrar]

Attention: [insert]

Notice of variation of Programme Limit to Wachovia Corporation and Wachovia Bank, National Association (“Issuer”) A$[●] Australian Debt Issuance Programme (“Programme”) - Dealer agreement dated [•] between the Issuers and the Dealers party to it (“Dealer Agreement”)

In accordance with clause 22.1 (“Variation of Programme Limit”) of the Dealer Agreement, we give notice as follows.

The Programme Limit of the Programme is to be varied from A$[insert amount] to A$[insert amount].

This variation is to take effect from [insert date]1, subject to the following paragraph and delivery of the following documents:

(a)	certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuer for the variation;

(b)	certified copies of [specify any governmental or other consents required by each Issuer for the increase];

(c)	a legal opinion from [Mallesons Stephen Jaques] relating to the variation; and

(d)	a list of the names, titles and specimen signatures of the persons authorised to sign on behalf of each Issuer all notices and other documents to be delivered in connection with the variation.

You must notify us within 10 days from the date of this notice if you consider (in your reasonable opinion) these documents or confirmations to be unsatisfactory. If we do not receive a notice from you within that time, you will be taken to consider those documents and confirmations to be satisfactory [and any further conditions precedent to be satisfied].

From the date on which the variations to the Programme Limit takes effect, all references in the Dealer Agreement [and the other Programme Documents] to the Programme Limit or the amount of the Programme are to be taken as references to the varied Programme Limit specified above.

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This notice is governed by the laws in force in New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of that place.

The “Interpretation” clause of the Dealer Agreement applies to this notice as if it was fully set out in this notice.

Yours faithfully

for and on behalf of Wachovia Corporation

Wachovia Bank, National Association

Instructions for completion

1	The date specified must be at least 10 days after the date of the notice (see clause 22.1 (“Variation of Programme Limit”)).

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Dealer Agreement

Signing pages

DATED: 2 May 2007

Issuers

WACHOVIA CORPORATION

By:
Name:	Kim Zweier
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:	Kevin Lunny
Title:	Senior Vice President

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Dealer Agreement

Dealer

SIGNED by	)
as attorney for AUSTRALIA AND	)
NEW ZEALAND BANKING	)
GROUP LIMITED under power of	)
attorney dated	)
)
in the presence of:	)
)
________________________________	)	________________________________
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
________________________________	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

79

Dealer Agreement

Dealer

SIGNED by	)
and	)	________________________________
as attorneys for BANK OF NEW	)	By executing this agreement the
ZEALAND under power of attorney	)	attorney states that the attorney has
dated	)	received no notice of revocation of
	)	the power of attorney
in the presence of:	)
)
________________________________	)	________________________________
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
________________________________	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

80

Dealer Agreement

Dealer

SIGNED by	)
as attorney for	)
COMMONWEALTH BANK OF	)
AUSTRALIA under power of	)
attorney dated	)
)
in the presence of:	)
)
________________________________	)	________________________________
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
________________________________	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

81

Dealer Agreement

Arranger and Dealer

SIGNED by	)
as attorney for NATIONAL	)
AUSTRALIA BANK LIMITED	)
under power of attorney dated	)
)
)
in the presence of:	)
)
________________________________	)	________________________________
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
________________________________	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

82

Dealer Agreement

Dealer

WACHOVIA CAPITAL MARKETS, LLC

By:
Name:
Title:

83

Dealer Agreement

Arranger and Dealer

SIGNED by	)
)
as attorney for WESTPAC	)
BANKING CORPORATION under	)
power of attorney dated	)
in the presence of:	)
)
)
________________________________	)	________________________________
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
________________________________	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

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